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                                                                   EXHIBIT 10.14





                                    CONTRACT

                                       FOR

                              TURNKEY DESIGN/BUILD

                        CONSTRUCTION AND RELATED SERVICES

                                     between

                               WEBVAN GROUP, INC.

                                       and

                               BECHTEL CORPORATION



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                                    CONTRACT

                                       FOR

                              TURNKEY DESIGN/BUILD
                        CONSTRUCTION AND RELATED SERVICES


THIS CONTRACT ("CONTRACT") is dated the 8th day of July, 1999, for reference purposes only, by and between Webvan Group, Inc. (formerly known as Intelligent Systems for Retail, Inc.), a California corporation ("WEBVAN"), and Bechtel Corporation, a Nevada corporation ("BECHTEL").


1.0    THE PROJECT

       1.1 The project ("PROJECT") consists of the location, selection, evaluation, design, development, construction, start-up and testing of up to twenty-six (26) distribution center warehouse facilities ("DC'S") to be located in various cities to be determined by Webvan throughout the United States and the design, engineering, procurement, assembly, installation, start-up, testing and calibration of materials handling and distribution equipment and systems and all other materials, equipment and systems (including, without limitation, food production, refrigeration and specialized heating, ventilation and air conditioning equipment and systems) necessary for the operation of each DC in the manner specified in the applicable Contract Documents (defined in Section 2.5) (collectively, the "OPERATING EQUIPMENT"). The provision of all such services with respect to any DC is referred to herein as the "DEVELOPMENT" of a DC. The Development of any particular DC is referred to herein as a "DC PROJECT".

       1.2 Each DC Project will be described more particularly in the drawings, plans and specifications to be prepared by Bechtel. Webvan, however, shall be solely responsible for the design and installation of [*] (collectively, the "WEBVAN Systems"). Prior to Substantial Completion (defined in Section 2.5), but after Bechtel has assembled and installed all Operating Equipment for a DC Project, Bechtel shall notify Webvan that the materials handling and distribution system at such DC is ready for start-up testing. No later than ten (10) days after Webvan's receipt of such notice, Webvan shall install the Webvan Systems [*] at such DC and shall conduct such testing as reasonably required to confirm that each item (both individually and in concert with other items) of the materials handling and distribution equipment and systems installed at the DC meets the applicable functionality specifications provided in the Contract Documents for such DC Project and to confirm that such materials handling and distribution system properly operates at the volume and through-puts specified in the Notice to Proceed for such DC Project (collectively, the "PERFORMANCE STANDARDS").

       1.3 The term of this Contract shall commence as of the Effective Date (defined in Section 8.12) and shall expire on the third (3rd) anniversary of the Effective Date, unless extended by the written agreement of Webvan and Bechtel. Notwithstanding the expiration of the term of this Contract, Bechtel shall continue thereafter to perform all Services (defined in Section 2.0) to achieve Final Completion (defined in Section 3.2) of all DC Projects for which a Notice to Proceed (defined in Section 2.0) has been executed in accordance with the applicable Contract Documents (defined in Section 2.5).


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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2.0    BECHTEL'S SERVICES

When requested by Webvan, Bechtel shall perform or cause to be performed for the Project the services and items generally described below (collectively, the "SERVICES"). Notwithstanding anything to the contrary in this Contract, Bechtel shall not perform any of the Services unless and until a fully executed notice to proceed ("NOTICE TO PROCEED") for specified Services in the form attached hereto as Appendix 2.0 has been entered by Webvan and Bechtel, and Webvan shall have no obligation to pay for any Services performed by Bechtel which are not specifically authorized in a Notice to Proceed executed by Webvan. All Services performed by Bechtel for the Project shall be classified as within one or more of Sections 2.1 through 2.7 of this Section 2.0.

2.1    Program Management.

Based on Webvan's program and criteria for the Project, Bechtel shall prepare and submit for Webvan's approval a "DEVELOPMENT PLAN" (which shall initially be based upon Webvan's existing DCs located in Oakland, California and Atlanta, Georgia) of preliminary proposals and recommendations regarding Project concept, development strategy, architectural and design concepts, space requirements and adjacency relationships, number and functional responsibilities of personnel, special equipment and systems, human and material flow patterns, governmental approval strategies, construction schedule requirements, construction budget requirements, and other matters regarding the Development of the DC Projects, including, but not limited to:

       2.1.1 Preparation of a preliminary assessment of the Project budget taking into account the activities contemplated for the Project.

       2.1.2 Consultation with Webvan's independent consultants and Webvan concerning the Project and development of Project plans, drawings and specifications.

       2.1.3 Assistance with utility optimization and sourcing, as requested, to develop alternative methods to reduce utility costs and ongoing operation of DC's.

       2.1.4 Development of cost control systems for the Project, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks.

       2.1.5  Development of milestone completion dates for the Project.

2.2    Site Evaluation and Selection. As and when requested by Webvan:

       2.2.1 Provide building and site evaluation to review physical plants and properties and to assess and compare alternative DC sites.

       2.2.2 Ascertain as to a proposed DC Project whether there are any significant zoning, building code, entitlement or other governmental compliance issues (including transportation issues), prepare a plan for addressing any such issues, and assist Webvan in addressing such issues, including, without limitation, Bechtel's development of an entitlement strategy for obtaining such approvals as are required from governmental authorities to develop each DC Project within the time frame and costs contemplated by the Project Schedule and Project Budget (as each is defined below) for a DC Project, coordination of all development requirements of applicable governmental authorities, and making such appearances and attending such meetings as are necessary or appropriate in connection with obtaining required permits and approvals.


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       2.2.3  Assist Webvan in conducting inspections, evaluations, surveys and tests as may be necessary or appropriate in connection with any DC Project, including, without limitation, such engineering and geotechnical studies, seismic tests, and inspections and reviews of all buildings and related operating systems to determine the feasibility of a DC Project. Bechtel shall not be required, however, to perform any testing or analysis to determine the presence or extent of any hazardous materials at the DC Projects.

       2.2.4  Bechtel's liability for any deficient Services provided under this
Section 2.2 shall be limited to the reperformance of such Services during the term of this Contract at no additional charge to Webvan.

2.3    Design.

       2.3.1  Schematic Design Services.

              2.3.1.1 Based on the approved Development Plan for each of the DC Projects and any adjustments authorized by Webvan in such Development Plan, Bechtel shall prepare for Webvan's review and approval schematic drawings, descriptive specifications and other documents appropriate to the size of each of the DC Projects illustrating and describing the concept, quality, layout, scale and relationship of the DC Project components (including, without limitation, the Operating Equipment), which documents are collectively referred to as the "SCHEMATIC DESIGN DOCUMENTS". Webvan acknowledges that the conceptual design of the DC Projects shall initially be based upon Webvan's existing DCs located in Oakland, California and Atlanta, Georgia. Bechtel shall, however, review with Webvan alternative designs and construction methods relating to each DC Project.

              2.3.1.2 Upon completion of the Schematic Design Documents for a DC Project, Bechtel shall prepare and submit to Webvan a comprehensive, detailed preliminary budget for such DC Project and for all costs to be incurred as part of the DC Project, which budget shall at all times be subject to Webvan's approval both as to form and content. The parties acknowledge that such DC Project budgets will be critical in allowing the parties to conceptualize and monitor the Development of the Project, and Bechtel shall use its best efforts to prepare and update each such DC Project budget so as to be as detailed and realistic as possible. Each such DC Project budget, as revised from time to time and approved by Webvan, is referred to herein as a "PROJECT BUDGET". Bechtel shall design each DC Project in accordance with its Project Budget.

       2.3.2  Design Development Services.

              2.3.2.1 Based on the approved Schematic Design Documents for each DC Project and any adjustments authorized by Webvan in the Development Plan or the Project Budget for such DC Project, Bechtel shall prepare for Webvan's review and approval drawings of sufficient detail to describe the size, shape, configuration, and quantity of typical and non-typical elements of each such DC Project (including, without limitation, the Operating Equipment), outline specifications and other documents which fix and describe the size and character of the DC Project as to architecture, engineering, structure, layout, electrical systems, mechanical systems, plumbing systems, materials and equipment (including the Operating Equipment), all of which documents are collectively referred to herein as the "DESIGN DEVELOPMENT DOCUMENTS".

              2.3.2.2 Bechtel shall refine the Project Budget for each DC Project based on the Design Development Documents for such DC Project. Bechtel shall revise the Design Development



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Documents as required by Webvan to make them acceptable to Webvan and shall adjust the Project Budget for such DC Project accordingly.

       2.3.3  Construction Documents Services.

              2.3.3.1 Based on the Design Development Documents approved by Webvan for each DC Project and the approved Project Budget for each such DC Project, Bechtel shall prepare the final drawings, plans and specifications setting forth in detail the requirements for Development of each such DC Project, collectively referred to herein as the "CONSTRUCTION DOCUMENTS". The Construction Documents shall include the detailed Performance Standards for the operation of the materials handling and distribution system and equipment included within such DC Project.

              2.3.3.2 Bechtel shall revise the Construction Documents as required by Webvan to make them acceptable to Webvan and shall adjust the Project Budget for each such DC Project accordingly.

              2.3.3.3 Bechtel shall complete the Construction Documents for each DC Project, including Bechtel's coordination of all documents and corrections based on such coordination, prior to preparing and issuing bid documents for each such DC Project.

              2.3.3.4 Bechtel shall submit all necessary Construction Documents approved by Webvan and applications for all necessary permits and approvals for the Development of each DC Project to the appropriate governmental authorities and shall process such Construction Documents, subject to the terms of this Contract, as required by such governmental authorities to secure the issuance of such permits and approvals for the use and occupancy of each DC Project.

       2.3.4  General.

              2.3.4.1 The Design Services and Construction Documents provided and/or prepared by Bechtel for each DC Project shall comply with (i) all applicable federal, state and local laws, ordinances, building and other codes, rules and regulations (collectively, "LAWS"), (ii) all covenants, conditions, restrictions, easements and leases affecting the applicable DC Project sites, copies of which have been provided to Bechtel by Webvan (collectively "PRIVATE RESTRICTIONS"), (iii) all applicable manufacturers' and vendors' instructions and specifications, and (iv) sound design and construction practices. Bechtel shall make recommendations regarding alternative solutions whenever design details appear to affect adversely the Development of any DC Project, the Project Budget, or the Project Schedule. If Webvan or Bechtel determines that modifications are necessary to any such Construction Documents to comply with Laws which were in effect at the time each Construction Document is issued to Webvan or if Webvan or Bechtel determines that modifications are necessary to any Construction Documents to comply with any Private Restriction at the time such Construction Documents were issued to Webvan, Bechtel, at its sole cost and expense, shall immediately modify the Construction Documents as necessary to bring the Construction Documents into compliance with such Laws and Private Restrictions which were in effect at the time of issuing the Construction Documents and shall notify Webvan in writing of such modifications.

              2.3.4.2 Bechtel shall provide all design services for the Development of the DC Projects requested by Webvan and shall employ the services of reputable, licensed and well-qualified professional architects, engineers and other design consultants in connection with the Project (collectively "SUBCONSULTANTS") only with Webvan's prior written consent. After Webvan has approved



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any particular Subconsultant, Bechtel shall contract, solely in its own name and behalf and not in the name or behalf of Webvan, with such Subconsultant. Bechtel's form of agreement with Subconsultants shall be subject to the prior approval of Webvan and shall provide that the Subconsultants shall perform their respective portions of the DC Project work in accordance with all applicable provisions of this Contract and the other Contract Documents. Webvan's approvals shall not, however, make Webvan a party to any such agreement. Bechtel shall direct and coordinate the work of its Subconsultants and shall be responsible for the work performed by its Subconsultants and the compensation payable to its Subconsultants. Notwithstanding anything to the contrary in this Contract, Webvan's consent to any Subconsultant shall not in any way relieve Bechtel of any duty, liability or responsibility to Webvan for the Design Services (defined in Section 3.1) provided by Bechtel or any of its Subconsultants.

              2.3.4.3 Bechtel and the applicable Subconsultants shall sign all Construction Documents and other design documents prepared by or caused to be prepared by Bechtel under this Contract.

              2.3.4.4 Bechtel shall cooperate with Webvan during Development of the DC Projects to effect cost savings as deemed appropriate by Webvan without unnecessarily altering established Project scope or quality. Bechtel shall perform value-engineering concurrent with the design process to ensure that building systems, materials, construction methods, Operating Equipment and costing are properly considered. Bechtel shall seek to achieve construction efficiency during the design process and capture savings for Webvan to the extent reasonably possible.

              2.3.4.5 Bechtel shall prepare and submit a critical path or network construction schedule in form and substance satisfactory to Webvan for the timing of the various components of the Development of each DC Project, which shall show in detail the various major activities to be undertaken in connection with each such DC Project (including demolition, design, bidding, construction, assembly, installation, start-up and testing phases of the DC Project, including the obtaining of all governmental approvals and permits for use and occupancy) and the approximate timing of the commencement and completion of such activities. Each such DC Project schedule shall also include at least a general indication of the various activities that Bechtel expects to undertake in connection with the DC Project and the approximate timing of the commencement and completion of such activities. The parties acknowledge that each such DC Project schedule will be critical in allowing the parties to conceptualize and monitor the Development of the Project, and Bechtel shall use its best efforts to prepare and regularly update each DC Project schedule so as to be as detailed and accurate as possible. Each such DC Project schedule, as revised from time to time and approved by Webvan, is referred to herein as a "PROJECT SCHEDULE".

              2.3.4.6 All design approvals required by Webvan shall be in writing. The approval by Webvan of any design document required by this Contract (including, without limitation, the Schematic Design Documents, the Design Development Documents, and the Construction Documents) shall not constitute a waiver by Webvan or require Webvan to relinquish any of its rights under this Contract, nor shall it relieve Bechtel of any of its obligations or liabilities for the technical or professional adequacy of its services as described in this Contract.

              2.3.4.7 If any defect in any DC Project work arises on or before the [*] anniversary of the date of Substantial Completion of the DC Project as a result of any error or omission in the performance of Design Services, then (provided that Webvan gives Bechtel notice of such defect on or before such [*] anniversary) Bechtel shall, within ten (10) business days after receipt of such written notice (or such longer time as may reasonably be necessary to correct such defect) and at no cost


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has
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to Webvan, (i) perform all Design Services to remedy such errors and omissions, including, without limitation, the development and preparation of additional Construction Documents in accordance with this Contract to correct such errors and omissions, and (ii) provide all Construction Services (including, without limitation, all labor, equipment and materials at the applicable DC Property) necessary (a) to cause the DC Project to comply in all respects with such corrective Construction Documents and (b) to alter, repair, replace and/or restore DC Project work (including, without limitation, Operating Equipment) and the applicable DC Property damaged, destroyed or rendered unusable (in Webvan's reasonable judgment) as a result of any such errors or omissions in the performance of Design Services under this Contract. If Bechtel is required to remedy any such defects, errors and omissions under the foregoing sentence, then all Design Services and Construction Services provided by Bechtel to remedy such defects, errors and omissions shall themselves be subject to the foregoing remedial obligation. If, therefore, any defect in such corrective Design Services and/or Construction Services arises within [*] Bechtel shall, within ten (10) business days after receipt of a written notice of such further defect (or such longer time as may reasonably be necessary to correct such defect) perform such additional Design Services and provide such additional Construction Services as may be necessary to correct such further defect as provided in the foregoing provisions of this Section 2.3.4.7. If Bechtel fails promptly to correct any such defects within the foregoing time periods, then Webvan may (without affecting Bechtel's obligations or liability hereunder) correct, or cause to be corrected, such defects and charge all related costs to Bechtel, together with interest (accruing from the date fifteen (15) days following the date of Webvan's invoice to Bechtel for such costs) at a rate (the "DEFAULT RATE") equal to the lesser of (A) a simple per annum interest rate equal to four percent (4%) above the prime lending rate quoted from time to time to substantial and responsible commercial borrowers on 90-day loans by the Bank of America, N.T.&S.A., San Francisco, California, or (B) the maximum rate permitted by applicable Law, until Bechtel has paid such costs.

2.4    Reserved.

2.5 Construction Services. Bechtel shall provide all work and furnish all labor, services, materials and equipment necessary to construct and complete, in a good and workmanlike manner, each of the DC Projects (including, without limitation, the procurement, assembly, installation, testing and calibration of all Operating Equipment), as described and reasonably inferable from the approved Construction Documents for such DC Projects. Bechtel shall also assist Webvan with (i) planning and coordinating building systems and equipment and Operating Equipment pre-operational tests, start-up performance tests, on-site observation and troubleshooting, (ii) notifying vendors regarding necessary modifications, if any, to equipment, and (iii) coordinating the services to be provided by manufacturers in adjusting, calibrating and verifying the correct installation of their equipment. Upon Bechtel's receipt, after completion of the Construction Documents and Webvan's approval of the Project Schedule and Project Budget for a DC Project, of a written request by Webvan substantially in the form of Appendix 2.5A attached hereto and made a part hereof (a "REQUEST TO SOLICIT BIDS"), Bechtel shall solicit bids for such work from Subcontractors (as defined in Section 2.5.8) pursuant to the bidding and approval process more particularly described in Section 2.5.8. Based on Subcontractor bids approved pursuant to Section 2.5.8, Bechtel shall deliver to Webvan for Webvan's approval a completed Notice to Proceed for such DC Project. If Webvan and Bechtel are unable to agree upon the terms of a Notice to Proceed or if Bechtel fails to deliver to Webvan a completed Notice to Proceed within thirty (30) days after the date of Webvan's Request to Solicit Bids, then Webvan may, at Webvan's election and in Webvan's sole discretion, rescind its request for such work and obtain performance of such work by others. Bechtel


*Certain information on this page has been omitted and filed
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shall undertake the construction of only those DC Projects authorized in writing by Webvan in a Notice to Proceed. Bechtel shall perform all Construction
Services (as defined in Section 3.1) specified in a Notice to Proceed in accordance with this Contract (including the General Conditions for Construction attached hereto as Appendix 2.5 and made a part hereof (the "GENERAL
CONDITIONS") and all other appendices attached hereto), the applicable approved Construction Documents and all applicable Change Orders (as defined below in Section 2.5.4) executed by Webvan and Bechtel. Bechtel shall achieve Substantial Completion of such work on or before the date specified in such Notice to Proceed, at a cost not exceeding the Budgeted Cost (defined in Section 2.5.1) stated in such Notice to Proceed, subject to adjustment by Change Orders executed by Webvan in accordance with Section 2.5.4.1. The "CONTRACT DOCUMENTS" for a DC Project shall consist of this Contract, the applicable approved Construction Documents, and Change Orders thereto executed by Webvan, and the Notice to Proceed. As used herein, the term "SUBSTANTIAL COMPLETION" of a DC Project shall mean that (i) the Development of the DC Project has been completed in accordance with the applicable Contract Documents (including, without limitation, the procurement, assembly, installation, calibration and testing of all Operating Equipment and the confirmation that the materials handling and distribution Operating Equipment meets the Performance Standards as provided in
Section 1.2) to the extent sufficient for Webvan to occupy and utilize the DC Project in a manner consistent with the Contract Documents, (ii) Bechtel has issued and Webvan has approved (such approval not to be unreasonably withheld) a certificate of Substantial Completion for the DC Project, and (iii) Bechtel has delivered to Webvan all required permits and approvals with respect to the DC Project from the appropriate governmental authorities, including all certificates and approvals (including food, health and safety permits and approvals) necessary for Webvan to use and occupy the DC Project in a manner consistent with the Contract Documents.

       2.5.1 Budgeted Cost. The "BUDGETED COST" for the Development of a DC Project shall equal the sum of (i) the Approved Cost of the Work for such DC Project, plus (ii) the Contingency Amount (defined in Section 2.5.1.2 below) based on such Approved Cost of the Work. Bechtel shall specify Bechtel's proposed Budgeted Cost, estimated Cost of the Work (defined in Section 2.5.5 below), Base Contingency (defined in Section 2.5.1.2) and any requested Excess Contingency (also defined in Section 2.5.1.2) for the Development of a particular DC Project in Bechtel's Notice to Proceed for such DC Project. The estimated Cost of the Work for a DC Project shall be determined by adding (a) the sum of all accepted Subcontractor bids for the Cost of the Work and (b) the General Work Requirements Amount (defined in Section 2.5.3 below). The estimated Cost of the Work for a DC Project specified in the Notice to Proceed approved and executed by Webvan for such DC Project is referred to herein as the "APPROVED COST OF THE WORK".

              2.5.1.1 If the actual Cost of the Work is less than the Budgeted Cost, then (except as otherwise expressly provided in Section 5.6) all savings shall benefit Webvan. If the actual Cost of the Work is more than the Budgeted Cost, then Bechtel shall pay such excess from its own funds, Webvan shall not be required to pay any part of such excess, and Bechtel shall have no claim against Webvan on account thereof. Without limiting the generality of the foregoing, the Budgeted Cost for a particular DC Project shall apply only with respect to the DC Project in question. Any savings of the Cost of the Work for a given DC Project under the applicable Budgeted Cost shall not be offset or credited to reduce the Budgeted Cost of any other DC Project, and any excess of the Cost of the Work for a given DC Project over the applicable Budgeted Cost shall not be applied to increase the Budgeted Cost of any other DC Project. The Approved Cost of the Work and the Budgeted Cost for a DC Project may be modified only as expressly provided in Change Orders executed by Webvan for such DC Project in accordance with Section 2.5.4.1, 2.5.11 or 2.5.13.

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              2.5.1.2 The "CONTINGENCY AMOUNT" for a DC Project shall equal the sum of the Base Contingency for such DC Project plus any Excess Contingency specified in the Notice to Proceed for such DC Project executed by Webvan. The "BASE CONTINGENCY" for a DC Project shall equal (i) [*] of the Approved Cost of the Work for each of the first [*] DC Projects for which Webvan has executed a Notice to Proceed and (ii) [*] of the Approved Cost of the Work for each additional DC Project. In addition to the Base Contingency, Bechtel may request that Webvan approve an additional contingency amount (the "EXCESS CONTINGENCY") for a particular DC Project. Notwithstanding anything to the contrary in any Contract Document (including, without limitation, any Notice to Proceed), the Excess Contingency for any DC Project shall in no event exceed [*] of the Approved Cost of the Work for such DC Project. An Excess Contingency may only be requested by Bechtel and shall only be deemed approved by Webvan if such Excess Contingency is expressly identified in the Notice to Proceed executed both by Bechtel and by Webvan for a DC Project. Webvan shall not unreasonably withhold its approval of any Excess Contingency requested by Bechtel.

       2.5.2 Bechtel Fee. As used herein, the "BECHTEL FEE" is defined to be the amount equal to [*] of the actual Cost of the Work of a given DC Project (except as provided in the following sentence), subject to the applicable Budgeted Cost (as adjusted by Change Orders executed by Webvan in accordance with Section 2.5.4.1). Notwithstanding the foregoing, for purposes of calculating the Bechtel Fee, [*].

       2.5.3 General Work Requirements Amount. Appendix 2.5.3 to this Contract describes the general categories of Bechtel's General Work Requirements. Prior to establishing the Budgeted Cost for a DC Project, Webvan and Bechtel shall agree upon a schedule setting forth a more detailed, line item description of each of such categories and an estimated amount that may be charged for General Work Requirements (the "GENERAL WORK REQUIREMENTS AMOUNT").

       2.5.4 Change in the Work. Without invalidating this Contract, Webvan may from time to time order a change in the work described in the Contract Documents for any given DC Project. The Cost of the Work shall be adjusted accordingly based on the additive or deductive nature of any such change in the work in accordance with this Section 2.5.4.

              2.5.4.1 Webvan shall initiate a change in the work described in the Contract Documents by preparing a written change order request ("CHANGE ORDER REQUEST") setting forth in detail the nature of the requested change. On or before the twenty-first (21st) day following Bechtel's receipt of a Change Order Request, Bechtel shall (a) complete the Change Order Request setting forth in detail, with a suitable breakdown, (i) the increase or decrease in the Cost of the Work as a consequence of the change, (ii) the revised time for the completion of all other affected work, and (iii) any adjustment in the date of Substantial Completion or the amount of the Budgeted Cost of the DC Project attributable to the change in the work, and (b) submit the completed Change Order Request to Webvan for Webvan's written approval and execution. When Webvan has approved in writing and executed such a completed Change Order Request, such Change Order Request shall constitute a "CHANGE ORDER", and Bechtel shall undertake the change in the work described therein. Bechtel shall prepare a Change Order summary each month, incorporating all Change Orders that Webvan has approved in writing and executed during that month. Each Change Order summary shall include all changes in the Budgeted Cost, if any, and revisions to the date of Substantial Completion, if applicable. The Budgeted Cost and the date of Substantial Completion for a DC Project shall not be adjusted except by a written Change



*Certain information on this page has been omitted and filed
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Order executed by Webvan in accordance with this Section 2.5.4.1.
Notwithstanding anything to the contrary in any Contract Documents, however, in no event shall the Budgeted Cost for any DC Project be increased, nor shall the date of Substantial Completion for any DC Project be extended, on account of Change Orders to correct errors or omissions in the Construction Documents for such DC Project.

              2.5.4.2 Bechtel shall submit all Subcontractor breakdowns for any fixed overhead, labor and profit rates related to that portion of the DC Project work covered by any Change Order ("CHANGE ORDER WORK") which has been included in the Subcontractor's Subcontract. The cost for any Change Order Work shall not exceed the applicable fixed rates, overhead and fees listed in any such Subcontracts.

              2.5.4.3 If Webvan and Bechtel are unable to agree (i) on a proposed Change Order cost or (ii) whether work required by Webvan constitutes part of the DC Project work or Change Order Work, then Bechtel shall submit a Change Order Request which sets forth a "not-to-exceed" cost for the proposed change in the DC Project work, as well as the information required by clauses
(i), (ii) and (iii) in Section 2.5.4.1, above. Webvan may then direct Bechtel to proceed with such portion of the DC Project work or such Change Order Work on such "not-to-exceed" cost basis with Bechtel accounting for the DC Project work on a time and material basis. If the dispute over such Change Order Work concerns cost (and not whether the work requested by Webvan already constitutes part of the DC Project work), then, promptly following completion of such Change Order Work, Webvan and Bechtel shall execute a Change Order which sets forth the cost of the Change Order Work as the lesser of (x) such not-to-exceed cost or
(y) the actual cost computed on a time and material basis, and the Budgeted Cost shall be adjusted accordingly. Webvan reserves the right to audit all Bechtel and Subcontractor records regarding such Change Orders. If Bechtel submitted a Change Order Request because Webvan and Bechtel could not agree on whether or not certain work required by Webvan constituted part of the DC Project work or constituted Change Order Work, then Webvan and Bechtel shall attempt to resolve that issue as set forth in Section 2.5.12 within twenty-one (21) days after the commencement of such disputed work. If Webvan and Bechtel are unable to agree on a change in the date of Substantial Completion for any portion of the DC Project work, but the Change Order is otherwise acceptable to Webvan and Bechtel, then Bechtel shall commence the Change Order Work as directed by Webvan. If, within twenty-one (21) days following such commencement, Webvan and Bechtel have not agreed on a change in the applicable date of Substantial Completion, then Webvan and Bechtel shall submit that issue to dispute resolution as set forth in
Section 2.5.12.

              2.5.4.4 Notwithstanding anything in any Contract Document to the contrary, no action, conduct, omission, prior failure or course of dealing by Webvan shall act to waive, modify, or alter the requirement that Change Orders must be in writing signed by Webvan, and that such written Change Orders are the exclusive method for effecting any change to DC Project work, the Cost of the Work, date of Substantial Completion of the DC Project or the Budgeted Cost; provided, however, that Webvan's Vice President of Distribution, or any Webvan personnel specifically designated by Webvan's Vice President of Distribution in a written notice to Bechtel with respect to a particular DC Project, shall have the right to enter into oral Change Orders with Bechtel for such DC Project so long as (i) any such Change Order does not increase the Budgeted Cost for the DC Project by more than Thirty Thousand Dollars ($30,000) and does not extend the date for Substantial Completion of the DC Project, and (ii) within forty-eight
(48) hours after the parties have entered into such an oral Change Order, the terms of such Change Order are confirmed in a written Change Order executed by Bechtel and Webvan. Bechtel understands and agrees that the Cost of the Work, date of Substantial Completion of the DC Project, and the Budgeted Cost cannot be changed by implication, oral agreements (except as specified in the preceding sentence), actions, inactions, course of conduct, or constructive change order. Bechtel shall



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

have no obligation to comply with any oral Change Order Request that Bechtel in good faith believes does not comply with the requirements of the foregoing clause (i) or that Bechtel cannot readily determine complies with such requirements.

       2.5.5 Costs to be Reimbursed. The term "COST OF THE WORK" shall mean reasonable costs necessarily incurred in the proper performance of Construction Services for the DC Project work which are actually incurred by Bechtel. Such costs shall include the items set forth in this Section 2.5.5, subject to
Section 2.5.6:

              2.5.5.1 The reasonable relocation, travel (coach or equivalent class only) and subsistence expenses (or per diem as applicable) that Bechtel employees incur in performing Construction Services for the DC Project work, in accordance with reasonable policies and procedures established by Bechtel.

              2.5.5.2 Cost of all materials, supplies and equipment (including Operating Equipment) incorporated in the DC Project work, including costs of transportation thereof, excess materials and supplies, and a reasonable allowance for waste and spoilage.

              2.5.5.3 Payments made by Bechtel to Subcontractors providing Construction Services for DC Project work performed pursuant to written Subcontracts entered into pursuant to this Contract.

              2.5.5.4 Cost, including transportation and maintenance, of all materials, supplies, equipment (including, without limitation, any computers and other office equipment), temporary facilities and hand tools purchased by Bechtel to perform the DC Project work which are consumed in the performance of the DC Project work, and the cost (less salvage value) of such items used to perform the DC Project work, but not consumed in the performance of the DC Project work. In the latter of the two situations described in the immediately preceding sentence, Bechtel shall become the owner of such items upon completion or termination of the DC Project work. Webvan may, at its discretion, retain ownership of those items not consumed in the performance of the DC Project work or may direct Bechtel to sell or buy such items and credit the Cost of the Work by the amount of the proceeds which would then determine the salvage value described above. Bechtel shall provide Webvan with a schedule indicating the then current inventory of all construction equipment, hand tools, and temporary facilities, showing original cost (as amended from time to time, the "EQUIPMENT SCHEDULE"). Bechtel shall amend the Equipment Schedule by deleting all items consumed and adding all items purchased during the course of the DC Project work. Bechtel shall maintain a current Equipment Schedule located at each DC Project office for review by Webvan for equipment whose individual cost is One Thousand Dollars ($1,000) or more.

              2.5.5.5 Rental charges for all necessary machinery and equipment, exclusive of hand tools, used at the site of the DC Project work, whether rented from Bechtel or others, including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof.

              2.5.5.6 Costs of premiums for insurance that Bechtel is required to maintain pursuant to Section 7 hereof, deductibles thereunder not exceeding Ten Thousand Dollars ($10,000) per occurrence, and costs of Subcontract bonds. Bechtel shall have the right to require that any Subcontractor be bonded if such requirement is commercially reasonable under the circumstances. With respect, however, to any Subcontractor that Webvan has specified as the only subcontractor that Bechtel is authorized to engage to perform particular Services, Bechtel shall not have the right to require bonding



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

of such Subcontractor if Webvan agrees that any delay in the performance of such Services by such Subcontractor will constitute an Excusable Delay (as defined in Section 2.5.13).

              2.5.5.7 Sales, use or similar taxes imposed by any governmental authority which are related to the DC Project work and for which Bechtel is liable.

              2.5.5.8 Permit fees, royalties approved in advance by Webvan, and deposits lost for causes other than Bechtel's fault or negligence .

              2.5.5.9 Construction temporary utilities costs, including, but not limited to, the cost of water, gas and electricity consumed in construction of the DC Project.

              2.5.5.10 Minor expenses such as telegrams, long distance telephone calls, telephone service at the site, overnight courier service, and similar petty cash items in connection with the DC Project work.

              2.5.5.11 The cost of removal of all debris from the site of the DC Project work, unless such cost is otherwise included in the Cost of the Work hereunder.

              2.5.5.12 Costs incurred due to an emergency affecting the safety of persons and property, unless arising out of the fault or negligence of Bechtel or its Subcontractors, employees or agents.

              2.5.5.13 The cost of on-site security necessary to protect the materials, supplies, equipment and DC Project improvements at the DC Project site, including any watchmen, temporary fencing, or other security services reasonably required to protect the DC Project work.

              2.5.5.14 Other costs incurred in the performance of the DC Project work, if and to the extent approved in advance in writing by Webvan.

              2.5.5.15 Unit Rates as set forth in Appendix 5.1.2 for Bechtel employees performing Construction Services for DC Projects, it being understood that such rates are deemed to include all benefits and other payroll burden and overhead.

       2.5.6 Costs Not to be Reimbursed. The term "COST OF THE WORK" shall not include any of the items set forth in this Section 2.5.6.

              2.5.6.1 Salaries, bonuses, benefits and other compensation of any Bechtel employees or personnel, other than as expressly provided in Section 2.5.5.15.

              2.5.6.2 Expenses of Bechtel's principal and branch offices other than the DC Project field office.

              2.5.6.3 Any part of Bechtel's capital expenses, including interest on Bechtel's capital employed for the DC Project work.

              2.5.6.4 Except as specifically provided in Section 2.5.5.5, rental cost of machinery and equipment.

              2.5.6.5 Overhead or general expenses of any kind, unless expressly included in Section 2.5.5.

              2.5.6.6 Costs incurred by Bechtel, any Subcontractor, Subconsultant, or anyone directly or indirectly engaged by any of them, as a result of the negligence of any such parties or of anyone for whose acts any of them may be liable, including but not limited to, the costs of correction of defective or non-conforming DC Project work, disposal of materials and equipment wrongly supplied, or making good any damage to property, subject to Section
7.2.5 hereof concerning waiver of subrogation rights.

              2.5.6.7 The cost of any item not specifically and expressly included in the items described in Section 2.5.5, unless previously specifically approved in writing by Webvan.

              2.5.6.8 Losses and expenses sustained by Bechtel, Subcontractors or Subconsultants, not compensated by insurance or otherwise, if such losses or expenses arise out of the infidelity or dishonesty on the part of an employee of Bechtel or a Subcontractor or Subconsultant.

              2.5.6.9 Losses and expenses not covered by insurance, if Bechtel shall fail to obtain and/or maintain in effect the insurance required by the Contract Documents, insurance deductibles in excess of Ten Thousand Dollars ($10,000) per occurrence, and coinsurance amounts.

              2.5.6.10 Costs, losses, expenses, bonds and/or insurance incurred by reason of Bechtel's general operations which Bechtel would customarily incur or carry without reference to Bechtel's obligations under this Contract; and, except as otherwise agreed to in writing by Webvan, insurance costs for any type or amount of insurance other than the insurance Bechtel is required to carry pursuant to Section 7 hereof.

              2.5.6.11 Costs in excess of the Budgeted Cost, as it may be adjusted pursuant to Section 2.5.4.

              2.5.6.12 Intentionally omitted.

              2.5.6.13 Provided that Webvan has paid Bechtel all amounts then properly due and payable under this Contract, the Cost of the Work shall not include any sums spent or costs incurred by Bechtel, or for which Bechtel is liable or obligated, with respect to any Mechanics' Liens (defined in Section 4.2.2) filed or served by any Subcontractor or Subconsultant because of Bechtel's failure or refusal to pay any such Subcontractor or Subconsultant, whether or not any such failure or refusal is wrongful or as a result of a bona fide dispute between Bechtel and any such Subcontractor or Subconsultant, including, without limitation, any amounts paid or incurred to discharge or release such Mechanics' Liens (whether paid to such claimant or other party, or as attorneys' fees or otherwise), and all costs of any bonds obtained to clear any such Mechanics' Liens.

              2.5.6.14 Fees, compensation, costs or expenses of any Subconsultant or any other person or entity providing Consultant Services or Design Services (defined in Section 3.1), it being the intention of Webvan and Bechtel that all such fees, compensation, costs and expenses for Consultant Services and Design Services shall be paid only as provided in Section 5.1 and
Section 5.3, respectively.

              2.5.6.15 Costs resulting from any errors or omissions in the Construction Documents for any DC Project.

       2.5.7 Discounts, Rebates and Refunds. Bechtel shall use best efforts to purchase all materials and equipment (including, without limitation, Operating Equipment) to be included in the Cost of the Work for any DC Project at the lowest prices commercially available to Bechtel given Bechtel's position as a bulk purchaser of such materials and equipment. All trade discounts, rebates and refunds, and all returns from sale of surplus materials and equipment, shall accrue to Webvan.

       2.5.8 Subcontracts and Other Agreements. All portions of the DC Project work that Bechtel does not perform with its employees shall be performed pursuant to written subcontracts and, where applicable, sub-subcontracts or material purchase orders (collectively, "SUBCONTRACTS") with licensed or otherwise properly qualified subcontractors, sub-subcontractors, laborers, architects, design professionals, engineers, surveyors, consultants, equipment lessors, and material suppliers (collectively, "SUBCONTRACTORS"). It is the intention of the parties hereto that Bechtel shall act as a general contractor in connection with Bechtel's performance of the Construction Services hereunder. Bechtel shall secure at least three (3) qualified bids from Subcontractors on each item in the construction of a DC Project (excluding those included in the General Work Requirements), including, without limitation, those performed by Bechtel, unless otherwise agreed to by Webvan. Bechtel shall promptly deliver to Webvan for each DC Project a summary of all bids received, together with Bechtel's analysis and recommendations for awards. In addition, upon Webvan's request from time to time, Bechtel shall deliver to Webvan complete copies of all bids received and all other pertinent data. Webvan may attend all bid openings. Bechtel shall keep all bid results confidential. Bechtel shall certify that, to the best of Bechtel's knowledge, each bid is bona fide, complete and reasonable. As part of its bid analysis, Bechtel shall notify Webvan of any bid that deviates from the Contract Documents. Webvan's approval of a bid on a Subcontract shall not constitute approval of a deviation or omission from the Contract Documents. Any approved deviation or omission from the Contract Documents shall occur only by means of a Change Order.

              2.5.8.1 All Subcontractors and Subcontracts for the procurement, assembly, installation, start-up, testing and calibration of Operating Equipment and any additional refrigeration systems or equipment shall be subject to Webvan's prior written approval. In addition, Webvan reserves the right to reject any Subcontractor or any bid of a Subcontractor at any time prior to award. Webvan shall have five (5) business days after it receives Bechtel's written recommendations to approve or disapprove Bechtel's recommendations for all Subcontractors and Subcontracts for the procurement, assembly, installation, start-up, testing and calibration of Operating Equipment and other refrigeration systems and equipment and to reject Bechtel's recommendations for any other Subcontractors or bids. After Webvan has approved or not rejected (as applicable) the award of any such Subcontract, Bechtel shall contract, solely in its own name and behalf, and not in the name or behalf of Webvan, with the specified Subcontractor. Bechtel's Subcontract form shall provide that the Subcontractor shall perform its portion of the DC Project work in accordance with all applicable provisions of this Contract and the other Contract Documents. In addition, all Subcontracts relating to any Operating Equipment or refrigeration system or equipment shall be submitted to Webvan for approval prior to execution by Bechtel. Webvan's approval shall not make Webvan a party to any Subcontract.

              2.5.8.2 All Subcontracts shall, so far as practicable, contain unit prices, markups for overhead and profit, and any other feasible formula for use in the determination of the cost of changes in the DC Project work and shall contain (where applicable) warranties, conditions and covenants which are substantively similar to the Contract Documents. Upon request by Webvan, Bechtel shall furnish Webvan with copies of all warranties provided by vendors, manufacturers, laborers and material suppliers relating to the Subcontracts and will deliver all warranties at Substantial Completion. Bechtel shall hold all Subcontractors, including all persons directly or indirectly employed by them, responsible



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

for any damages due to breach of contract, negligence and willful misconduct and shall use reasonable efforts diligently to recover such damages. All Subcontracts shall contain a clause approved by Webvan allowing for the direct assignment of each Subcontract to Webvan upon termination or full performance of this Contract. Each Subcontract may then be further assigned to a new general contractor if Webvan so elects. Notwithstanding any such delivery of warranties or assignment of Subcontracts, however, Bechtel shall reserve rights of recourse thereunder to the extent necessary to permit Bechtel to enforce such warranties and Subcontracts in the event that Webvan makes any claim against Bechtel with respect to goods or services that are the subject of such warranties and Subcontracts. The foregoing reservation of rights by Bechtel shall not, however, in any way impair Webvan's right to pursue direct recourse against the makers of such warranties and the Subcontractors under such Subcontracts.

       2.5.9 Schedule of Values. Subject to the approval of Webvan, Bechtel shall prepare (at such time as Bechtel has sufficient information) a schedule of values which divides the Cost of the Work for the various trades, Subcontracts, suppliers, materials, equipment (including Operating Equipment), labor or other recognized industry trade breakdowns ("SCHEDULE OF VALUES"). Bechtel warrants that the breakdowns so prepared will be accurate breakdowns of Bechtel's estimated costs used to determine the Budgeted Cost. The Schedule of Values, as approved by Webvan, shall be used as the basis for Bechtel's applications for payment.

       2.5.10 Warranty. Bechtel warrants to Webvan that (a) materials and equipment (including Operating Equipment) furnished under this Contract will be of good quality and new (unless otherwise required or permitted by the Contract Documents) and will be assembled and installed in accordance with all vendors' and manufacturers' instructions and specifications, (b) each DC Project will be free from defects, and (c) each DC Project will conform with the requirements of the applicable Contract Documents. DC Project work not conforming to these requirements, including substitutions not properly approved and authorized, shall be considered defective. All guaranties and warranties of materials and equipment (including Operating Equipment) used or incorporated into the DC Projects shall be assigned and delivered by Bechtel to Webvan upon demand, or without demand upon Final Completion of each DC Project. The warranties in Contract Documents or assigned to Webvan (i) shall survive the completion of the Services for each DC Project and the termination of the Contract Documents, and
(ii) shall inure to the benefit of Webvan's successors and assigns. Without limiting any other rights or remedies of Webvan under this Contract, if Webvan provides written notice of any defect in a DC Project in violation of the foregoing within [*] after the date of Substantial Completion of the DC
Project, Bechtel shall, within ten (10) business days after receipt of such written notice of such defect (or such longer time as may reasonably be necessary to correct such defect), furnish, at no cost to Webvan, all labor, equipment and materials at the applicable DC Property (as defined in Section 5.2.2.8) necessary to correct such defect and cause the DC Project to comply fully with the foregoing warranties. If Bechtel is required to remedy any such defect under the foregoing sentence, then all labor, equipment and materials provided by Bechtel to remedy such defect shall themselves be subject to the foregoing warranties. If, therefore, Webvan provides written notice of any defect in such corrective labor, equipment, or materials within the earlier to expire of [*], then Bechtel shall, within ten (10) business days after receipt of such written notice of such further defect (or such longer time as may reasonably be necessary to correct such defect), furnish, at no cost to Webvan, all labor, equipment and materials at the applicable DC Property necessary to correct such further defect and cause the DC Project to comply fully with the warranties provided in this Section 2.5.10. If Bechtel fails to promptly correct any such defects within the foregoing time periods, then Webvan may (without voiding Bechtel's warranties) correct, or cause to be corrected, such defects and




*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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

charge all related costs to Bechtel, together with interest at the Default Rate until Bechtel has paid such costs.

       2.5.11 Claims.

              2.5.11.1 Bechtel must give notice of any claim on or before the earlier of (i) the twenty-first (21st) day after Bechtel first recognizes the condition giving rise to the claim, or (ii) the delivery to Webvan of Bechtel's Final Application for Payment. Claims must be made by written notice. Failure to deliver any such notice or request within the required period shall constitute an irrevocable waiver of any such claim. If a claim has been implemented by Change Order, no further consideration will be given to such claim.

              2.5.11.2 Pending final resolution of a claim (whether by mediation, arbitration, or litigation), unless otherwise agreed in writing, Bechtel shall proceed diligently with performance of this Contract and Webvan shall continue to make payments in accordance with the Contract Documents.

              2.5.11.3 If conditions are encountered at a DC Property which are
(i) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (ii) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly, before such conditions are disturbed, and in no event later than twenty-one (21) days after first observance of the conditions. Webvan will promptly investigate such conditions and make its determination. If Bechtel is opposed to such determination, Bechtel must make a claim within twenty-one (21) days after notice of Webvan's decision.

              2.5.11.4 If Bechtel wishes to make a claim for an increase in the applicable Budgeted Cost, Bechtel shall give written notice within the 21-day time period set forth Section 2.5.11.1 above to Webvan, and Webvan shall be given reasonable time to evaluate the condition giving rise to such claim prior to the time Bechtel proceeds to execute the applicable DC Project work. Prior notice is not required for claims relating to an emergency endangering life or property. If Bechtel believes additional cost is involved for reasons including but not limited to (i) an order by Webvan to stop the DC Project work where Bechtel was not at fault, (ii) failure of payment by Webvan, (iii) termination of this Contract by Webvan, (iv) Webvan's suspension of DC Project work, or (v) other reasonable grounds, such claim shall be filed in accordance with the procedure established herein.

              2.5.11.5 If Bechtel wishes to make a claim for an increase in the Contract Time, written notice shall be given to Webvan within the time period set forth above in Section 2.5.11.1. Bechtel's claim shall include an estimate of cost and the probable effect of delay on progress of the DC Project work. In the case of a continuing delay, only one claim is necessary.

       2.5.12 Resolution of Claims and Disputes. If a claim by either party against the other has not been resolved, the party making the claim shall, within ten (10) days after the other party's preliminary response, take one or more of the following actions: (i) submit additional supporting data, (ii) modify the initial claim or (iii) notify the other party that the initial claim stands.

              2.5.12.1 Continued Performance. Notwithstanding any provisions to the contrary in this Section 2.5.12, if any dispute arises between Webvan and Bechtel which relates to the Contract Documents or any DC Project work, Bechtel shall not interrupt the progress of the work or the



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performance of Services regarding any of the Project during the pendency of any such dispute, unless ordered to do so by Webvan in writing and Webvan shall make all progress payments for the Cost of the Work incurred by Bechtel other than disputed amounts. Bechtel must submit claims on or before the earlier of (i) the twenty-first (21st) day after Bechtel first recognizes the condition giving rise to such claim, or (ii) the delivery to Webvan of Bechtel's Final Application for Payment; no additional claim made by Bechtel after an initial claim on the same matter has been implemented by a Change Order will be considered. Except to the extent such costs are incurred with respect to the resolution of claims pursuant to Sections 2.5.11 and 2.5.12 hereof, if either party brings any action or legal proceeding for an alleged breach of any provision of this Contract, to terminate this Contract or otherwise to enforce, protect or establish any term or covenant of this Contract, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and expert fees as may be fixed by the court.

              2.5.12.2 Mediation of Disputes. All claims between the parties shall be handled as follows: (i) the parties shall endeavor, in good faith, to settle a claim in an amicable fashion pursuant to Section 2.5.11 hereof, and
(ii) if the parties are unable to resolve a claim pursuant to Section 2.5.11 within a reasonable period (but in no event longer than forty-five (45) days) after the claim is submitted to the other party, then the parties shall submit the claim to non-binding mediation with Jams/Endispute or its successor ("JAMS") in San Francisco County, California, before having recourse to a judicial forum. Mediation shall be initiated by the written request of either party and shall be commenced within five (5) days after delivery of such notice. The mediator shall be a neutral third party affiliated with and selected by JAMS. Upon request of the initiating party or JAMS, the other party shall promptly evidence its consent to the mediation if such consent is required to proceed.

              2.5.12.3 Resolution. The resolution of any claim for adjustment to the applicable Budgeted Cost or Contract Time for a DC Project shall be documented, promptly after resolution of such claim, in a Change Order executed by Bechtel and Webvan.

       2.5.13 Delays and Extensions of Time. If Bechtel is delayed in the performance of Construction Services for any DC Project by an Excusable Delay, then the applicable Contract Time (defined in Section 3.2.2) and Budgeted Cost shall be adjusted by Change Order for such time and in such amount as is reasonable and appropriate under the circumstances, as approved by Webvan and Bechtel, which approvals shall not be unreasonably withheld. No event of Excusable Delay shall be deemed to have occurred unless Bechtel delivers notice of a claim of justifiable delay to Webvan within twenty-one (21) days following the commencement of the delay. Immediately upon commencement of a delay, Bechtel shall take all steps reasonably available to Bechtel to lessen the adverse impact of such delay. As used herein, "EXCUSABLE DELAY" means an actual delay in the performance of Construction Services for any DC Project by Bechtel which is caused by events beyond the reasonable control of Bechtel despite having made all reasonable attempts to avoid such delay and to prevent and mitigate the effects thereof. Such events may include, without limitation, the following:

              2.5.13.1 Actions or inactions of Webvan, or of any employee, agent, representative or separate contractor of Webvan (other than by reason of the proper and timely exercise of their respective rights, duties and obligations under the Contract Documents); or

              2.5.13.2 Fire, flood, war, embargo, sabotage, earthquake, or by injunction (not the fault of Bechtel) or other unavoidable damage to the applicable DC Project not the fault of Bechtel; or


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              2.5.13.3 Adverse weather conditions documented by data
substantiating that such weather conditions were abnormal for the period of time and could not have been reasonably anticipated and had an adverse effect on the scheduled construction; or

              2.5.13.4 General strike, delays (not caused by Bechtel) in obtaining required governmental permits and approvals, strikes and/or losses during transportation.

Notwithstanding the foregoing, the financial inability or unwillingness of Bechtel or any Subcontractor, Subconsultant, vendor or supplier to pay or perform any obligation shall not be grounds for an Excusable Delay, unless the Subcontractor, Subconsultant, vendor or supplier asserting such financial inability was previously designated by Webvan as the sole provider that Webvan would authorize Bechtel to engage to provide the applicable goods or services. Claims arising from any Excusable Delay relating to Contract Time, Budgeted Cost and the Bechtel Fee shall be made in accordance with applicable provisions of
Section 2.5.11; provided, however, that in no event will Bechtel be entitled to recover from Webvan any damages resulting from such Excusable Delay. Notwithstanding anything to the contrary contained herein or in any other Contract Document, Bechtel shall have no remedy for, and shall be responsible for, any delay in the Development of a DC Project other than an Excusable Delay.

2.6    Procurement

As and when requested by Webvan, Bechtel shall procure furniture, fixtures, equipment and other personal property (collectively, "FF&E") for the DC Projects which are not specified in the Construction Documents, the parties acknowledging that procurement of all Operating Equipment and other goods, materials and equipment described in any Construction Documents shall be included within Construction Services and shall not be subject to this Section 2.6. Procurement of FF&E shall include, without limitation, (a) Bechtel's best efforts to purchase such FF&E at the lowest prices commercially available to Bechtel, (b) Bechtel's assembly and installation of FF&E, at Webvan's request, in accordance with all applicable Laws and manufacturers' and vendors' instructions and specifications, and (c) Bechtel's transfer to Webvan of title to all FF&E free and clear of any liens, security interests, claims or encumbrances of any kind. Bechtel shall execute and deliver to Webvan such bills of sale and other documents as Webvan may reasonably request to effect such transfers. In connection with such procurement Bechtel shall also (i) identify and recommend potential vendors for approval by Webvan, (ii) identify FF&E bulk pricing strategies and purchase discount, rebate and refund opportunities, (iii) prepare bid packages, contracts and purchase orders for approval by Webvan and enter such contracts and execute purchase orders approved by Webvan, and (iii) schedule, coordinate and supervise the delivery, storage and installation of such FF&E. Bechtel shall assign to Webvan all warranties, guaranties and indemnities and shall deliver to Webvan all instructions, operating manuals and other materials in connection with such FF&E. If Bechtel fails to procure FF&E in accordance with this Section 2.6, then Bechtel shall correct such improper procurement at Bechtel's sole cost and expense. Correction of such procurement shall include, without limitation, Bechtel's purchase, assembly, installation and transfer, at no cost to Webvan, of replacement FF&E in the manner provided in the foregoing clauses (a), (b) and (c) of this Section 2.6.

2.7    Training

As and when requested by Webvan, Bechtel shall provide skilled and competent personnel to assist Webvan with the training of Webvan's operation and maintenance personnel in proper operations, schedules and procedures for the maintenance, repair and operation of DCs (including, without limitation, all building systems and equipment and all Operating Equipment). Bechtel's liability for any



                                       17
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deficient Services provided under this Section 2.7 shall be limited to the re-performance of such Services during the term of this Contract at no additional charge to Webvan.

3.0      CONTRACT TIME

3.1 Generally. Time is of the essence for Bechtel's performance of Services under this Contract. Bechtel shall perform all Services as expeditiously as is consistent with the professional skill and care and the orderly progress of the Project and shall complete performance as set forth in the executed Notices to Proceed and approved Project Schedules. All Services described in Section 2.1 regarding program management and Section 2.3 regarding design are referred to herein collectively as "DESIGN SERVICES". All Services described in Section 2.2 regarding site evaluation and selection, Section 2.6 regarding procurement, and
Section 2.7 regarding training are referred to herein collectively as "CONSULTANT SERVICES". All Services described in Section 2.5 regarding construction services are referred to herein collectively as "CONSTRUCTION SERVICES".

3.2 Construction Services. The time allowed for Substantial Completion of the Construction Services and all important construction milestones shall be set forth in the Project Schedules and Notices to Proceed. Final Completion of a given DC Project shall occur within forty-five (45) days following Substantial Completion and agreement upon the Punch List. As used herein, "FINAL COMPLETION" of a DC Project shall occur only when all of the following have occurred: (i) the performance of the DC Project work has been fully completed (including, without limitation, all Punch List items), (ii) all final releases, documents and manuals required by the Contract Documents have been delivered to Webvan,
(iii) all start-up testing, inspection and calibration of building systems and equipment and Operating Equipment have been completed, and (iv) all other conditions have been satisfied for making the Final Payment to Bechtel for such DC Project under Section 5.2.2.9. As used herein, "PUNCH LIST", shall mean a comprehensive list of minor items to be completed or corrected following Substantial Completion of the DC Project work, which items shall not materially affect the use, occupancy or operation of the DC Project (including, without limitation, the Operating Equipment).

         3.2.1 Bechtel shall achieve Substantial Completion of each DC Project within the time specified therefor in the corresponding Notice to Proceed for such DC Project.

         3.2.2 For purposes of this Contract, "CONTRACT TIME" shall mean the period of time, including adjustments authorized by approved Change Orders, allotted in the Contract Documents for the Substantial Completion of a DC Project. If Bechtel is delayed on the critical path, then the provisions of
Section 2.5.13 shall apply. Bechtel shall advise Webvan of any delay in the Substantial Completion of the DC Project work and the cause of such delay, pursuant to Section 2.5.11.5. Bechtel shall take all prudent steps necessary to minimize the delay and shall diligently proceed to complete the DC Project work as required by the Contract Documents.

4.0    BECHTEL'S DUTIES AND STATUS

4.1 Standard of Care. Bechtel represents that it is skilled in the professional callings necessary to perform the Services and acknowledges that Webvan, not being skilled in such matters, is relying upon the skill and knowledge of Bechtel. Bechtel accepts the relationship of trust and confidence established by this Contract and shall exercise its best skill and judgment and shall cooperate with Webvan to further the interests of Webvan. Bechtel shall perform the Services under this Contract in accordance with the professional standard and quality which prevails among reputable, well-qualified, nationally recognized, licensed design/build general contracting, architectural and engineering firms performing services of the



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nature and in the locations encompassed within this Contract. All Services shall be performed by well-qualified, efficient, properly-trained and adequately supervised Subcontractors, Subconsultants and employees of Bechtel in accordance with the foregoing professional standards. Nothing contained in this Contract shall create a contractual relationship between Webvan and such Subconsultants, Subcontractors, suppliers or third parties. Webvan, however, shall be an express third party beneficiary of any and all agreements between Bechtel and any such Subconsultants, Subcontractors, suppliers and third parties entered into with respect to the Project, and the Subconsultants, Subcontractors, suppliers and third parties entering into such contractual relationships with Bechtel shall expressly acknowledge Webvan as such third party beneficiary and shall have, among other obligations, a professional responsibility and liability to Webvan as such third party beneficiary.

4.2    Bechtel's Performance of the Contract.

       4.2.1 Bechtel shall provide a sufficient and competent organization, including a Program Director, a Deputy Program Director, Project Managers, Construction Managers, Project Contracts Managers, Project Engineers, Site Managers, Construction Superintendents, Construction Supervisors, engineers, cost and schedule engineers, administrative and clerical personnel, and others, as the Services may require. The Program Director and the Deputy Program Director shall represent Bechtel, and communications given by or to either the Program Director or the Deputy Program Director shall be as binding as if given by or to Bechtel. Webvan shall have the right to approve of Bechtel's Program Director, Deputy Program Director, Project Managers, Construction Managers, and Site Managers for each of the DC Projects. Webvan may require Bechtel to dismiss from the Project any of Bechtel's personnel whose performance is not satisfactory, at Webvan's reasonable discretion. Any such dismissed personnel shall be replaced with personnel reasonably satisfactory to Webvan. Bechtel shall not replace any of Bechtel's Program Director, Deputy Program Director, Project Managers, Construction Managers or Site Managers without Webvan's prior written consent, which consent shall not be unreasonably withheld. If any personnel engaged in the Project die, become disabled or voluntarily terminate their employment with Bechtel, then such persons shall be replaced with persons of equal or better skill and experience. Bechtel shall furnish efficient business administration and superintendence, and shall use its best efforts to furnish at all times an adequate supply of workers and materials and to perform the Services in the best, most expeditious and most economical manner consistent with the interests of Webvan.

       4.2.2 Bechtel shall provide or cause to be provided all design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for the Development and completion of the DC Projects, whether temporary or permanent and whether or not incorporated or to be incorporated into the DC Projects. Bechtel shall perform and complete the Services as described in this Contract in a good and workmanlike manner, in accordance with the Contract Documents, and free of any and all mechanics' liens, materialmen's liens, other liens, encumbrances, stop notices, charges, impositions, garnishments and attachments upon or against the real property upon which the DC Projects will be located (collectively, "MECHANICS' LIENS"), the Project, any equipment or materials (including, without limitation, Operating Equipment), or Webvan.

       4.2.3 The design and construction of the DC Projects by Bechtel or any of its Subconsultants or Subcontractors shall be in conformity in all respects with all Laws. As of the time that Webvan and Bechtel agree upon the Budgeted Cost for a DC Project, Bechtel shall have satisfied itself with respect to visible conditions, then-current public knowledge, matters of record, and all other then-existing information relevant to the DC Project and available to
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diligence. Bechtel's agreement to the Budgeted Cost for a DC Project shall be deemed conclusively to be an acceptance by Bechtel of the foregoing information and a determination by Bechtel that the Budgeted Cost is just and reasonable compensation for the Construction Services.

       4.2.4 If any disputed claim should arise between Webvan and Bechtel under this Contract or otherwise concerning the DC Projects (including, without limitation, any claim under Section 2.5.11), Bechtel shall proceed to perform the Services as directed by Webvan pending resolution of the dispute. Until any such disputed claim is resolved, Webvan shall continue to pay Bechtel all sums due Bechtel which are not in dispute and/or are not directly related to Services which are in dispute.

5.0    COMPENSATION

5.1    Consultant Services.

       5.1.1  Payment.

              5.1.1.1 For Consultant Services performed by Bechtel in accordance with an approved Notice to Proceed, Webvan shall pay Recoverable Costs (defined in Section 5.1.2 below) to Bechtel on a monthly basis, it being understood that
(i) Webvan shall have no obligation to pay for Recoverable Costs for Consultant Services which have not been approved in advance by Webvan in a written Notice to Proceed, and (ii) the maximum amount of Recoverable Costs payable by Webvan to Bechtel for Consultant Services shall not exceed the stated "not to exceed" amounts set forth in the approved Notice to Proceed; any charges by Bechtel in excess of such amounts shall be at no cost to Webvan.

              5.1.1.2 On or before the tenth (10th) day of the first month in which Bechtel is to provide Consultant Services for particular DC Projects, Bechtel shall submit to Webvan an invoice for each such DC Project of the amount of Recoverable Costs for Consultant Services that Bechtel reasonably estimates that it will incur during such first month for such DC Project. On or before the tenth (10th) day of the second month in which Bechtel is to provide Consultant Services for each such DC Project and continuing each month thereafter until the month following the last month in which Consultant Services are provided by Bechtel for each such DC Project, Bechtel shall submit to Webvan an invoice that states (a) the estimated amount of Recoverable Costs paid in advance by Webvan for the prior month, (b) the actual amount of Recoverable Costs incurred by Bechtel during the prior month, and (c) the amount of Recoverable Costs that Bechtel reasonably estimates that it will incur during the current month. Each such invoice shall (1) be in a form reasonably acceptable to Webvan, (2) provide in reasonable detail the actual amount of time spent daily by each Bechtel employee, and the total Unit Rate costs allocable to such employee's work for each day during the prior month, and a reasonable estimate of the work to be provided by Bechtel employees during the current month, (3) describe in detail the Recoverable Costs actually incurred by Bechtel during the prior month (and shall include copies of invoices from the applicable vendors of any FF&E procured by Bechtel), and a reasonable estimate of the type and amount of Recoverable Costs that Bechtel will incur during the current month, and (4) provide a reconciliation of the actual Recoverable Costs incurred by Bechtel during the prior month against the estimate of the Recoverable Costs paid by Webvan for such prior month.

              5.1.1.3 Notwithstanding anything contained in any invoice submitted by Bechtel, (a) if the amount of estimated Recoverable Costs paid by Webvan for any month is greater than the amount of actual Recoverable Costs incurred by Bechtel during such month (which amount shall be reduced by any amounts offset or credited by Webvan against such Recoverable Costs on account of Webvan's prior overpayments, as hereinafter provided), then Webvan shall have the right either to offset and credit the



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amount of such overpayment against Bechtel's estimate of Recoverable Costs to be provided during the current month or to require that Bechtel promptly refund to Webvan the amount of such overpayment; and (b) if the amount of estimated Recoverable Costs paid by Webvan for any month is less than the amount of actual Recoverable Costs incurred by Bechtel during such month, then the amount of such shortfall shall be paid by Webvan to Bechtel at the same time that Webvan pays Bechtel's reasonable estimate of Recoverable Costs for Consultant Services to be provided during the following month.

              5.1.1.4 Webvan shall pay Bechtel for each monthly invoice submitted to Webvan within [*] days after Webvan's receipt of such invoice, unless prior to the expiration of such [*]-day period, Webvan advises Bechtel that Webvan disagrees with the invoice submitted or disapproves the Consultant Services performed. If an invoice is in question, Bechtel and Webvan shall forthwith attempt to resolve the issue. Webvan shall pay the undisputed portion of each invoice within [*] days after receipt thereof. Undisputed amounts due and payable to Bechtel shall bear interest, from thirty (30) days after the applicable invoice was received until paid by Webvan, at the Default Rate. When requested by Webvan, Bechtel shall submit applicable lien waivers with its invoices stating that for that specific portion of Consultant Services for which Webvan has paid all labor, material and subcontractor and subconsultant accounts have been duly paid. All such lien waivers (other than lien waivers to be provided promptly following final payments to Subconsultants and Subcontractors) may be conditioned upon receipt of payment for the invoiced labor and materials. Upon completion of the Consultant Services set forth in a Notice to Proceed and promptly after receiving final payment for such Services, Bechtel shall submit such unconditional lien waivers and payment affidavits as Webvan may reasonably require.

       5.1.2 Recoverable Costs. Bechtel shall be entitled to reimbursement for the following costs and expenses (collectively, the "RECOVERABLE COSTS"): (i) the cost of Bechtel employees performing Consulting Services as provided in the Unit Rate Schedule attached hereto as Appendix 5.1.2 and made a part hereof,
(ii) ordinary and reasonable expenses of relocation, transportation (coach or equivalent class only), and subsistence (or per diem, as applicable) in connection with such Consultant Services (excluding travel within the San Francisco Bay Area or within the other localities in which the DC Projects are located), in accordance with reasonable policies and procedures established by Bechtel; (iii) long-distance communications, facsimile communications (long distance only), courier services, and express mail; (iv) ordinary and reasonable expenses of reproduction, postage and handling of drawings, specifications and other documents (not for internal use); (v) if authorized in advance in writing by Webvan, expense of overtime work by non-exempt employees requiring higher than regular rates; (vi) ordinary and reasonable expenses of renderings, models and mock-ups requested in writing by Webvan; (vii) ordinary and reasonable expenses of photographic production techniques and photography and photo prints used for a DC Project; (viii) the purchase prices actually paid by Bechtel for FF&E title to which has been transferred to Webvan in accordance with Section 2.6; and (ix) ordinary and reasonable fees and costs incurred by Bechtel's approved Subconsultants in performing Consultant Services, which fees and costs of Subconsultants shall be evidenced by invoices (copies of which are provided to Webvan) providing in reasonable detail the actual amount of time billed by the employees of such Subconsultants, a description of the work performed, and a detailed description of any and all approved Recoverable Costs incurred by such Subconsultants. Any and all other costs and expenses incurred by Bechtel in performing the Consultant Services which are not covered in the preceding sentence shall require the prior written approval of Webvan and unless such prior approval is given, Webvan shall not reimburse Bechtel for such costs and expenses. Bechtel shall review all accounts for reimbursables of its Subconsultants and Subcontractors before submitting the same to Webvan for payment and confirm to Webvan if so requested, in writing, that such reimbursables are reasonable and necessary and were



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incurred by Subconsultants and Subcontractors in the performance of their duties on behalf of the Project.

5.2    Construction Services.

       5.2.1 Applications for Payment. Not later than the first (1st) business day of each calendar month, Bechtel shall submit to Webvan a separate application for payment for the prior month ("APPLICATION FOR PAYMENT") for each DC Project for which Bechtel is then rendering Construction Services, which application shall also include any portions of the DC Project work completed during periods of time covered by previously submitted Applications for Payment to the extent such portions of the DC Project work were not shown on any such previous applications. Each Application for Payment shall be for a sum equal to:
(i) that portion of the Cost of the Work incurred during the period covered by the particular application, determined in accordance with the Schedule of Values, calculated on the basis of the percentage of the DC Project work completed during such month, provided that no payment to Bechtel for DC Project work performed shall exceed the actual Cost of the Work performed (together with any items applicable to the period covered by any preceding Application for Payment to the extent such items were not reflected in any such Application for Payment); and (ii) that portion of the Bechtel Fee applicable to the percentage of the DC Project work completed during the prior month. In no event, however, shall the Cost of the Work set forth in any Application for Payment for a DC Project, when added to all amounts previously invoiced for the Cost of the Work for the DC Project, represent a percentage of the Budgeted Cost greater than the completed percentage of the total DC Project work to be performed under the Contract Documents.

              5.2.1.1 Bechtel shall include with each Application for Payment back-up material satisfactory to Webvan to support all components of the application, including, without limitation, verifiable Subcontractor payment applications, current month as-built information, and actual Cost of the Work, indicating in detail all monies paid out or to be paid out for costs incurred on account of the Cost of the Work.

              5.2.1.2 In each Application for Payment, including the Final Application for Payment upon the Final Completion of the DC Project, Bechtel shall certify that: (i) the Application for Payment represents a just estimate of the costs then due Bechtel under the terms of this Contract; (ii) all DC Project work covered by the Application for Payment has been completed in accordance with the applicable Contract Documents; (iii) there are no known unbonded Mechanics' Liens outstanding at the date of the Application for Payment; (iv) all due and payable bills (except for amounts in dispute with Subcontractors) with respect to the DC Project work have been paid to date or are included in the amount requested in the Application for Payment; (v) there is no known basis for the filing of any Mechanics' Liens for or relating to the DC Project work except for (a) unpaid bills included in the Application for Payment, all of which will be paid from the amount due to Bechtel with respect to the Application for Payment, or (b) amounts in dispute with Subcontractors;
(vi) subject to receipt of payment, Bechtel waives any Mechanics' Lien rights to the extent of such payments; (vii) there is no default, or event which with the passage of time or giving of notice, or both, could constitute a default under this Contract or under any Subcontract; (viii) the remaining balance of the applicable Budgeted Cost is sufficient, in Bechtel's reasonable estimation, to complete construction of the remaining portion of the applicable DC Project work; and (ix) the DC Project work which is the subject of the Application for Payment has been performed in accordance with the Contract Documents and all applicable Laws.

              5.2.1.3 Each Application for Payment shall include conditional lien releases from Bechtel and all Subcontractors for all DC Project work which is the subject of the Application for



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Payment in the form required by applicable Law. Promptly after Webvan's payment pursuant to each Application for Payment that includes any final amount to be paid to a Subcontractor, Bechtel shall deliver to Webvan an unconditional Mechanics' Lien release from such Subcontractor in the form required by applicable Law for all DC Project work performed by such Subcontractor.

              5.2.1.4 Requests for payment for materials stored on-site or off-site shall be limited to materials on a list approved by Webvan. Webvan will not pay for on-site materials such as drywall or any other commodity-like material until it is in place as a part of the DC Project work.

              5.2.1.5 As a condition of payment, Bechtel shall submit a detailed construction report to Webvan each month, in a form satisfactory to Webvan and together with the Application for Payment a separate, detailed construction report for each DC Project for which Webvan is then rendering Construction Services. The report shall contain pertinent information on the following aspects of the DC Project: (i) past month's activities; (ii) current month's activities; (iii) current problems; (iv) Webvan action required; (v) progress billing which shall include actual expenditures to date in reasonable detail;
(vi) updated Project Schedule; (vii) Change Order log and (viii) projected monthly cash expenditures for the remainder of the applicable DC Project.

              5.2.1.6 Bechtel warrants that title to all DC Project work and materials covered by an Application for Payment (including, without limitation, all Operating Equipment) will pass to Webvan either by incorporation in the construction or upon the receipt of payment by Bechtel, whichever occurs later, free and clear of all Mechanics' Liens, claims, charges, liens, security interests or encumbrances of any kind. As a condition to Webvan's obligation to make any payment pursuant to an Application for Payment, Bechtel shall execute and deliver to Webvan bills of sale and other documents reasonably requested by Webvan transferring to Webvan such title to all materials and equipment (including, without limitation, Operating Equipment) the cost of which is included in such Application for Payment.

       5.2.2  Payments to Bechtel.

              5.2.2.1 Webvan will review each Application for Payment and will promptly take appropriate action thereon as provided in the applicable Contract Documents. The amount agreed upon for payment shall be payable by Webvan no later [*] days after Webvan's receipt of a complete and accurate
Application for Payment, but no sooner than the tenth (10th) day of the month.

              5.2.2.2 Payment by Webvan with respect to any Application for Payment shall not constitute Webvan's approval or acceptance of any item or cost in such Application for Payment, nor shall it be construed to be final acceptance or approval of that part of the DC Project work to which the payment relates, nor shall it relieve Bechtel of any of its obligations under this Contract.

              5.2.2.3 Except as otherwise provided in Section 2.5.1, with respect to each Application for Payment, Webvan shall pay Bechtel an amount equal to the Cost of the Work and the Bechtel Fee then payable according to the Schedule of Values. Any provision to the contrary in this Contract or any other Contract Documents notwithstanding, in the event of a disputed claim between Webvan and Bechtel with respect to any amount or circumstance covered by any Application for Payment, Webvan may withhold from the payment in question an amount sufficient to reimburse Webvan for its expenditures and to secure (i) correction or re-execution of DC Project work which is defective or has not been performed in accordance with the Contract Documents; (ii) past due payments to Subcontractors; (iii) Webvan's remedies in consequence of any default by Bechtel under this Contract; and (iv) any costs incurred by Webvan as a result of claims, liabilities, losses and other damages covered


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by Bechtel's indemnification obligations pursuant to Section 8.16. If Webvan, in its good faith judgment, determines that the portion of the Budgeted Cost then remaining unpaid will not be sufficient to complete the applicable DC Project work in accordance with this Contract, then no additional payments, including any payments in respect of the Bechtel Fee, will be due Bechtel hereunder unless and until Bechtel performs a sufficient portion of the work so that such portion of the Budgeted Cost then remaining unpaid is determined by Webvan to be sufficient to complete the DC Project work.

              5.2.2.4 In no event shall any interest be due and payable by Webvan to Bechtel, any Subcontractor, Subconsultant or any other party on any of the sums properly retained by Webvan pursuant to any of the terms or provisions of any of the Contract Documents.

              5.2.2.5 In taking action on each Application for Payment, Webvan shall have the right to rely on the accuracy and completeness of the information furnished by Bechtel. Webvan shall not be deemed to have made audits of the supporting data or exhaustive or continuous on-site inspections or any other examination to ascertain how or for what purposes Bechtel has used the monies previously paid on account of this Contract.

              5.2.2.6 Except for the Bechtel Fee and any amounts payable to Bechtel under Section 5.6 or Section 5.7, all sums paid to Bechtel pursuant to this Contract shall be used for the performance of the DC Project work and for no other purpose whatsoever. To the extent applicable, all sums paid to Bechtel in turn shall be paid promptly (but in no event later than the time period permitted under applicable Law) to the respective Subcontractors and Subconsultants.

              5.2.2.7 Subject to Subparagraph 5.2.2.4, payments due and unpaid under any Application for Payment for fifteen (15) days shall bear interest, from thirty (30) days after the particular Application for Payment in question was received until paid, at the Default Rate.

              5.2.2.8 If, in connection with any DC Project work for which Webvan has paid Bechtel as required by this Contract, any Mechanics' Lien is filed or served on Webvan or on any lender or landlord with respect to the DC Project or the applicable DC Property, then Webvan shall have the right to withhold from any sums otherwise payable to Bechtel, an amount sufficient to discharge any or all such Mechanics' Liens. Releases or receipted vouchers in settlement of such Mechanics' Liens, or other security satisfactory to Webvan, must be furnished to Webvan by Bechtel before the withheld sums will be paid to Bechtel. If Bechtel has not settled or provided acceptable security for any such Mechanics' Liens within a reasonable time, not to exceed fifteen (15) days after the date on which such Mechanics' Lien is asserted, then Webvan shall have the right, but not the obligation, to discharge any or all such Mechanics' Liens out of the withheld sums. Notwithstanding the foregoing, Bechtel shall have the right to bond over the Mechanics' Lien, in an amount not less than one hundred fifty percent (150%) of the Mechanics' Lien, and receive payment if the effect of such bonding under applicable Law is to release the Mechanics' Lien from the real property at which the DC Project is located (the "DC PROPERTY").

              5.2.2.9 Except as otherwise set forth below, the entire unpaid balance due Bechtel on account of the Cost of the Work and the Bechtel Fee, with respect to the applicable DC Project (the "FINAL PAYMENT"), shall be due to Bechtel within [*] days after the date on which the final approvals from the appropriate governmental authorities of satisfaction of all terms and conditions and other provisions of all necessary permits and approvals (including, without limitation, all food, health and safety permits and approvals) authorizing the full use and occupancy of the DC Project (including the Operating Equipment) as contemplated by the Contract Documents (collectively, a "CERTIFICATE OF


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OCCUPANCY") are issued for the DC Project, provided that all of the following have occurred: (i) a copy of such final approvals from the appropriate governmental authorities shall have been delivered to Webvan; (ii) Bechtel shall have certified, in writing, that the Development of the DC Project and performance of all of the DC Project work and Services has been completed in accordance with the Contract Documents, subject only to minor, corrective Punch List items which do not in any way interfere with Webvan's use, operation or occupancy of the DC Project, which shall be noted on such certification (an amount equal to [*] to complete such items may be withheld by Webvan); (iii) Bechtel's certificate described in the foregoing clause (ii) shall in fact be true, complete and correct; (iv) the applicable requirements of Section 5.2.1 (regarding Applications for Payment) shall have been met (including, without limitation, Bechtel's delivery to Webvan of all bills of sale and other documents described in Section 5.2.1.6); (v) Bechtel shall have delivered to Webvan a waiver of Mechanics' Lien rights, complying with applicable Law, conditioned only upon receipt of the funds requested in the Final Application for Payment, and executed by Bechtel and by each person or entity entitled to record a Mechanics' Lien against the DC Project or the DC Property (or, if any Subcontractor refuses to furnish such waiver, then a lien bond in form, substance and amount satisfactory to Webvan, protecting Webvan any lender or landlord and the DC Project and the DC Property from Mechanics' Liens by such persons); (vi) Bechtel shall have delivered to Webvan (a) an affidavit in a form satisfactory to Webvan stating that the Final Payment is being requested and that the Mechanics' Lien releases and/or bonds delivered to Webvan include and cover all materials, labor, and services for which a Mechanics' Lien could be filed against the DC Project or the DC Property and (b) such other affidavits and agreements reasonably required by Webvan's and/or Webvan's landlord's title insurers as a condition to insuring Webvan's and/or Webvan's landlord's title to the DC Project and the DC Property free and clear of any Mechanics' Liens; and
(vii) Bechtel shall have delivered to Webvan one complete set of "as built" drawings and one electronic copy, which shall be furnished in AutoCAD for Windows, or a similar format reasonably acceptable to Webvan, and all guaranties, warranties, operating and maintenance manuals applicable to the portion of the work in question and/or required by the Construction Documents.

              5.2.2.10 In the event of a disputed claim between Webvan and Bechtel with respect to any amount or circumstance covered by any Final Application for Payment, Webvan may withhold from the Final Payment in question an amount not to exceed [*].

              5.2.2.11 Bechtel shall file all notices of completion or notices or filings of similar import for the applicable DC Project work within ten (10) days of the issuance of a Certificate of Occupancy for the DC Project work in question in accordance with applicable Law and local custom and practice.

5.3    Design Services.

       5.3.1  Payment.

              5.3.1.1 Bechtel shall prepare and attach to any Notice to Proceed executed by Bechtel for Design Services a comprehensive, line-item budget describing in reasonable detail each Design Service to be provided by Bechtel (including, without limitation, Schematic Design Services, Design Development Services and Construction Documents Services) and specifying Bechtel's reasonable estimate of the Recoverable Costs (as described in Section 5.3.2 below) that will be incurred for each such Design Service. For Design Services performed by Bechtel in accordance with such a Notice to Proceed executed by Webvan, Webvan shall pay Recoverable Costs (as described in Section 5.3.2


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below) to Bechtel on a monthly basis. Webvan shall not, however, have any obligation to pay for any Recoverable Costs for Design Services in excess of the Recoverable Costs estimated by Bechtel in the budget for such Design Services attached to the Notice to Proceed executed by Webvan, unless Webvan has previously agreed in writing to pay such excess Recoverable Costs. Similarly, Bechtel shall have no obligation to perform Design Services to the extent the Recoverable Costs therefor exceed the total amount of Recoverable Costs specified in such budget, unless Webvan agrees in writing to pay such additional Recoverable Costs. If, in the course of performing Design Services, Bechtel determines that the amount of Recoverable Costs that will be incurred for such Design Services exceeds the total amount of such Recoverable Costs provided in such budget, then Bechtel shall give Webvan written notice thereof as soon as reasonably possible and shall deliver to Webvan a revised budget for such Design Services.

              5.3.1.2 On or before the tenth (10th) day of the first month in which Bechtel is to provide Design Services for a particular DC Project, Bechtel shall submit to Webvan an invoice of the amount of Recoverable Costs for Design Services that Bechtel reasonably estimates that it will incur during such first month. On or before the tenth (10th) day of the second month in which Bechtel is to provide Design Services for such DC Project and continuing each month thereafter until the month following the last month in which Design Services are provided by Bechtel for such DC Project, Bechtel shall submit to Webvan an invoice that states (a) the estimated amount of Recoverable Costs paid in advance by Webvan for the prior month, (b) the actual amount of Recoverable Costs incurred by Bechtel during the prior month, and (c) the amount of Recoverable Costs that Bechtel reasonably estimates that it will incur during the current month. Each such invoice shall (1) be in a form reasonably acceptable to Webvan, (2) provide in reasonable detail the actual amount of time spent daily by each Bechtel employee, a description of work performed, and the total Unit Rate costs allocable to such employee's work for each day during the prior month, and a reasonable estimate of the work to be provided by Bechtel employees during the current month, (3) describe in detail the Recoverable Costs actually incurred by Bechtel during the prior month, and a reasonable estimate of the type and amount of Recoverable Costs that Bechtel will incur during the current month, and (4) provide a reconciliation of the actual Recoverable Costs incurred by Bechtel during the prior month against the estimate of the Recoverable Costs paid by Webvan for such prior month.

              5.3.1.3 Notwithstanding anything contained in any invoice submitted by Bechtel, (a) if the amount of estimated Recoverable Costs paid by Webvan for any month is greater than the amount of actual Recoverable Costs incurred by Bechtel during such month (which amount shall be reduced by any amounts offset or credited by Webvan against such Recoverable Costs on account of Webvan's prior overpayments, as hereinafter provided), then Webvan shall have the right either to offset and credit the amount of such overpayment against Bechtel's estimate of Recoverable Costs to be provided during the current month or to require that Bechtel promptly refund to Webvan the amount of such overpayment; and (b) if the amount of estimated Recoverable Costs paid by Webvan for any month is less than the amount of actual Recoverable Costs incurred by Bechtel during such month, then the amount of such shortfall shall be paid by Webvan to Bechtel at the same time that Webvan pays Bechtel's reasonable estimate of Recoverable Costs for Design Services to be provided during the following month.

              5.3.1.4 Webvan shall pay Bechtel for each monthly invoice submitted to Webvan within [*] days after Webvan's receipt of such invoice, unless prior to the expiration of such [*]-day period, Webvan advises Bechtel that Webvan disagrees with the invoice submitted or disapproves the Design Services performed. If an invoice is in question, Bechtel and Webvan shall forthwith attempt to resolve the issue. Webvan shall pay the undisputed portion of each invoice within [*] days after receipt thereof. Undisputed amounts due and payable to Bechtel shall bear interest,


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from thirty (30) days after the applicable invoice was received until paid by
Webvan, at the Default Rate. When requested by Webvan, Bechtel shall submit applicable lien waivers with its invoices stating that for that specific portion of Design Services for which Webvan has paid all labor, material and subcontractor and subconsultant accounts have been duly paid. All such lien waivers (other than lien waivers to be provided promptly following final payments to Subconsultants and Subcontractors) may be conditioned upon receipt of payment for the invoiced labor and materials. Upon completion of the Design Services set forth in a Notice to Proceed and promptly after receiving final payment for such Services, Bechtel shall submit such unconditional lien waivers and payment affidavits as Webvan may reasonably require.

       5.3.2 Recoverable Costs. Bechtel shall be entitled to reimbursement for the following Recoverable Costs for Design Services: (i) the cost of Bechtel employees performing Design Services as provided in the Unit Rate Schedule attached hereto as Appendix 5.1.2, (ii) ordinary and reasonable expenses of relocation, transportation (coach or equivalent class only) and subsistence (or per diem, if applicable) in connection with such Design Services (excluding travel within the San Francisco Bay Area or within the other localities in which the DC Projects are located) in accordance with reasonable policies and procedures established by Bechtel; (iii) long-distance communications, facsimile communications (long distance only), courier services, and express mail; (iv) ordinary and reasonable expenses of reproduction, postage and handling of drawings, specifications and other documents (not for internal use); (v) if authorized in advance in writing by Webvan, expense of overtime work by non-exempt employees of Bechtel or any approved Subconsultants requiring higher than regular rates; (vi) ordinary and reasonable expenses of renderings, models and mock-ups requested in writing by Webvan; (vii) ordinary and reasonable expenses of photographic production techniques and photography and photo prints used for a DC Project; and (viii) ordinary and reasonable fees and costs incurred by Bechtel's approved Subconsultants in performing Design Services, which fees and costs of Subconsultants shall be evidenced by invoices (copies of which are provided to Webvan) providing in reasonable detail the actual amount of time billed by the employees of any such Subconsultants, a description of the work performed, and a detailed description of any and all approved Recoverable Costs incurred by such Subconsultant. Any and all other costs and expenses incurred by Bechtel in performing the Design Services which are not covered in the preceding sentence shall require the prior written approval of Webvan and unless such prior approval is given, Webvan shall not reimburse Bechtel for such costs and expenses.

5.4 Entire Compensation. Bechtel specifically understands that the compensation set forth in this Section 5 and the Notices to Proceed is the sole compensation payable to Bechtel by Webvan for all Services and no work undertaken by Bechtel or its agents, employees, Subcontractors or Subconsultants will result in any obligation of Webvan to pay any additional compensation or any additional expense reimbursement not expressly authorized in this Section 5, in the absence of a formal, duly authorized and executed written Notice to Proceed for such services and Webvan's approval of the maximum cost payable for such additional services. Bechtel, for itself and its employees, agents, Subcontractors and Subconsultants hereby (i) waives any right to compensation or reimbursement for services performed or expenses incurred (a) without written authorization pursuant to an approved Notice to Proceed or (b) in excess of the amounts set forth in an approved Notice to Proceed, and (ii) covenants not to sue for amounts which might otherwise be payable under the theory of quantum meruit, or under any other legal theory, except to the extent Bechtel is expressly entitled to payment under Section 5 of this Contract.



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5.5    Books and Records.

       5.5.1 Bechtel shall check all materials, equipment and labor being incorporated into Project work and shall keep such full and detailed accounts as may be necessary for proper financial management under this Contract. Webvan shall have access to all Bechtel's records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda and similar data relating to this Contract and/or Project work or Services, and Bechtel shall preserve (either in hard copy or on electronic storage) all such records for a period of four (4) years following Final Payment for each DC Project, or for any longer period required by Law. Webvan shall have the right to copy all or any part of Bechtel's job records.

       5.5.2 All Services shall be performed by Bechtel on an "open book" basis. Webvan shall have the right, during the performance of the Services and for a period of four (4) years after Final Payment for each DC Project has been made, to inspect and audit Bechtel's books and records regarding the Project, except that Webvan shall not have the right to audit the basis for the Unit Rates described in Appendix 5.1.2 or any other fixed rates or fixed prices that Bechtel and Webvan may agree to as the basis for compensation. Bechtel shall have the opportunity to audit itself prior to any audit by Webvan. Should any overcharge be found by Bechtel's audit, Bechtel shall pay Webvan an amount equal to the amount overcharged plus interest at the Default Rate (including any part of the Bechtel Fee based on such overcharge). After Bechtel's audit, if any such audit by Webvan reveals that the amounts charged to Webvan by Bechtel exceeded the actual compensation to which Bechtel was entitled for Services, then Bechtel shall pay Webvan an amount equal to the amount overcharged plus interest at the Default Rate (including any part of the Bechtel Fee based on such overcharge) and shall pay for the cost of the audit if the net amount overcharged exceeds Ten Thousand Dollars ($10,000) per occurrence.

5.6    Cost Incentive.

       5.6.1 For purposes of this Contract, [*] Notwithstanding anything in this Section 5.6 to the contrary, however, the aggregate amount payable to Bechtel under this


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Section 5.6 for any particular DC Project shall in no event exceed [*].

       5.6.2 [*].

5.7 Time Incentive. If the Substantial Completion of a particular DC Project occurs before the date (the "SCHEDULED DATE") specified for Substantial Completion in the then-current Project Schedule approved by Webvan and the Notice to Proceed executed by Webvan for such DC Project (as such date may be adjusted pursuant to Change Orders executed by Webvan for such DC Project in accordance with Section 2.5.4.1), and if at the time of such Substantial Completion no Event of Default by Bechtel exists under the Contract Documents nor has any event or condition been identified which (with the giving of notice or the passage of time or both) could constitute such an Event of Default, then Webvan shall pay Bechtel, concurrently with the Final Payment for such DC Project, an amount (the "TIME INCENTIVE AMOUNT") equal to the sum of the following: [*].

     5.8 Incentive Warrant. Concurrently with Bechtel's and Webvan's execution and delivery of this Contract, Webvan has delivered to Bechtel a warrant (the "WARRANT") in the form of Appendix 5.8 attached hereto and made a part hereof for the purchase of up to six hundred thousand (600,000) shares of preferred stock of Webvan. As provided in the Warrant, Bechtel's rights under the Warrant shall vest with respect to certain shares of preferred stock of Webvan only when the DC Project has been completed On Time/On Budget. For purposes of the Warrant, "ON TIME/ON BUDGET" shall mean, with respect to any particular DC Project, that [*]




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[*] Except as expressly provided in this Section 5.8, under no circumstance shall a DC Project be deemed to have been completed On Time/On Budget if [*]. Notwithstanding the foregoing clause (ii), if [*] then Bechtel shall be deemed to have satisfied the requirement of clause (ii) of this Section 5.8 for purposes of determining whether such DC Project has been completed On Time/On Budget.

6.0    TERMINATION OF CONTRACT

6.1    Bechtel's Termination Rights.

       6.1.1 Bechtel may suspend the Services for a particular DC Project (i) if Webvan fails to pay or to object to an Application for Payment or invoice for Consulting Services or Design Services for such DC Project within thirty (30) days after written notice of delinquency is received by Webvan from Bechtel,
(ii) pursuant to an order of any court or other public authority having jurisdiction, or (iii) as a result of an act of government, such as a declaration of a national emergency, making materials unavailable.

       6.1.2 For purposes of this Section 6.1.2, (a) the "OUTSTANDING AMOUNT" shall equal the sum of all amounts (without duplication) both (i) that are specified as due and payable in all Applications for Payment for Construction Services and all invoices for Consultant Services and Design Services that Bechtel has properly completed and submitted (including all related documentation required under the Contract Documents) and (ii) that Webvan has not paid; and (b) the "PAST-DUE AMOUNT" shall equal that portion of the Outstanding Amount as to which Webvan has neither objected nor made payment within [*] after Webvan's receipt of the Applications for Payment and invoices therefor. If at any time during the term of this Contract the Past-Due Amount exceeds [*] for a period of five (5) consecutive days, then Bechtel shall have the right to give Webvan written notice (a "PAST-DUE NOTICE") of such event. Bechtel shall specify in any Past-Due Notice the Past-Due Amount as of the date of such Past-Due Notice, and Bechtel shall attach to any Past-Due Notice copies of all Applications for Payment for Construction Services and copies of all invoices for Consultant Services and Design Services evidencing the unpaid amounts which, when added together, constitute the Past-Due Amount specified in Bechtel's Past-Due Notice. Webvan shall have five (5) days after Webvan's receipt of a Past-Due Notice within which either to pay the Past-Due Amount specified by Bechtel or to give Bechtel written notice that Webvan objects to Bechtel's calculation of such Past-Due Amount. Any such objection to Bechtel's calculation of such Past-Due Amount may be based only upon Webvan's assertion
(1) that Bechtel's calculation includes an arithmetic error or (2) that Bechtel has included in such calculation amounts that Webvan either paid or objected to within fifteen (15) days after Webvan's receipt of the applicable Applications for Payment and invoices. If Webvan has not paid or so objected to such Past-Due Amount on or before the fifth (5th) day after Webvan's receipt of such Past-Due Notice, then Bechtel shall have the right (by giving Webvan written notice thereof) to suspend performance of any or all Services. If both (a) Webvan has not timely objected to Bechtel's calculation of

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such Past-Due Amount in the manner hereinabove provided, and (b) on or before the thirty-fifth (35th) day after Webvan's receipt of such Past-Due Notice, Webvan has not paid such Past-Due-Amount, then Bechtel shall have the right to terminate this Contract by giving Webvan written notice of such termination. Following any such termination of this Contract by Bechtel, Bechtel shall have the right to recover from Webvan payment for all Services completed for the Project as of the date of such termination. If Webvan objects to Bechtel's calculation of the Past-Due Amount specified in any Past-Due Notice, the dispute shall be resolved in accordance with Section 2.5.12. Any period during which Bechtel has properly suspended performance of Services pursuant to this Section
6.1.2 shall constitute an Excusable Delay with respect to each DC Project as to which Bechtel has properly suspended performance.

       6.1.3 Webvan may, at any time and without cause, order Bechtel, in writing, to suspend the Services in whole or in part for such period of time as Webvan may determine. If Bechtel's work as to a particular DC Project is suspended pursuant to any such written order of Webvan for a period of thirty
(30) consecutive days or more, then Bechtel shall have the right to terminate this Contract as to such DC Project only and to recover from Webvan payment for all Services completed for such DC Project as of the date of termination.

       6.1.4  [*].

       6.1.5  Upon any termination of this Contract by Bechtel pursuant to this
Section 6.1, Webvan and Bechtel shall have the same rights and obligations as if Webvan had terminated this Contract under Section 6.2.

6.2 Webvan's Right to Terminate Without Cause. The following provisions of this Section 6.2 shall govern Webvan's right to terminate this Contract without cause.

       6.2.1 In addition to Webvan's right to terminate on account of Bechtel's default, as set forth in Section 6.4, Webvan may terminate this Contract and/or the Services, in whole or in part, at any time and from time to time without cause, by giving Bechtel at least ten (10) days' prior written notice. Upon receipt of any such notice, Bechtel shall, unless the notice directs otherwise:
(i) immediately discontinue the Services on that date and to the extent specified in the notice; (ii) enter into no further Subcontracts or Subconsultant agreements, except as may be necessary for completion of such portion of the DC Project work or Services as is not discontinued; (iii) promptly make every reasonable effort to procure cancellation, or assignment, upon terms satisfactory to Webvan, of all Subcontracts and all Subconsultant agreements to the extent they relate to the performance of the discontinued portion of the DC Project work and other Services; and (iv) thereafter, with respect to the DC Project(s) as to which Webvan has terminated this Contract, do only such DC Project work as may be necessary to preserve and protect the DC Project work already in progress and to protect materials, landscaping materials and equipment on the DC Property(ies) or in transit thereto. Upon such termination, the obligations of the parties under this Contract shall continue as to DC Projects and/or Services as to which Webvan has not terminated this Contract and, with respect to the DC Project(s) as to which Webvan has terminated this Contract, those portions of the Services already performed by Bechtel prior to the date of termination. In addition, Bechtel shall take all steps, including the legal assignment of its contractual rights with respect to

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terminated Project work, which Webvan may require for the purpose of fully vesting in Webvan such contractual rights. Notwithstanding any such assignment of contractual rights, however, Bechtel shall reserve rights of recourse thereunder to the extent necessary to permit Bechtel to enforce such contracts in the event that Webvan makes any claim against Bechtel with respect to goods or services that are the subject of such contracts. The foregoing reservation of rights by Bechtel shall not, however, in any way impair Webvan's right to pursue direct recourse against the parties to such contracts.

       6.2.2 In the event of such termination by Webvan, Webvan shall reimburse Bechtel for any unpaid Consultant Services, Design Services or Cost of the Work due under Section 5, plus, in the case of Construction Services, an amount which will increase the payments already made on account of the Bechtel Fee to a sum which bears the same ratio to such fixed sum as the actual Cost of the Work at the time of termination bears to the Budgeted Cost. In addition, in the event of any such termination by Webvan of Construction Services, Webvan shall also pay to Bechtel (i) fair compensation, either by purchase or rental, at the election of Webvan, for any equipment Webvan wishes to continue to use, and (ii) reasonable and necessary costs actually incurred by Bechtel to relocate Bechtel employees to their points of origin and to dispose of materials and equipment located at the applicable DC Property that Webvan does not purchase and other reasonable costs of termination actually incurred by Bechtel with Webvan's prior written approval. If, at the date of such termination, Bechtel has properly prepared or fabricated off the applicable site any goods for subsequent incorporation into DC Project work, and if Bechtel delivers such goods to the applicable site or to such other place as Webvan shall reasonably direct, then Bechtel shall be paid for such goods or materials. Bechtel shall, as a condition to receiving the payments described in this Section 6, execute and deliver to Webvan such documents as may be reasonably acceptable to Webvan releasing Webvan and the applicable DC Properties from all liability to Bechtel under this Contract, including, without limitation, the waiver of Mechanics' Lien rights and the affidavit described in clauses (v) and (vi) of Section 5.2.2.9.

       6.2.3 Bechtel hereby waives all claims for damages and loss of anticipated profits on account of any termination by Webvan pursuant to this
Section 6.2 and, as the sole right or remedy of Bechtel on account of such termination, Bechtel shall have the right to receive the amounts payable to Bechtel under this Section 6.2.

6.3 Bechtel Default. Any of the following events shall be deemed to be a material default by Bechtel under the Contract Documents (an "EVENT OF DEFAULT"): (i) failure by Bechtel to perform any material contractual obligation under this Contract or the Contract Documents, which failure by its nature Bechtel has no capacity to cure; (ii) failure by Bechtel to pay any monetary obligation under the Contract Documents for a period of five (5) days following receipt of written notice of such failure from Webvan; (iii) failure by Bechtel to perform any other obligation under, or to comply with any term, provision or condition of, the Contract Documents for a period of ten (10) days following receipt of written notice of such failure from Webvan, or such longer period (but in no event exceeding forty-five (45) days following receipt of Webvan's notice) as reasonably required to remedy such failure provided that Bechtel commences such remedy within such ten (10)-day period and thereafter uses its best efforts to complete such remedy at the earliest date reasonably possible;
(iv) the occurrence of any of the following: (a) the making by Bechtel of any general arrangement or assignment for the benefit of creditors; (b) Bechtel becomes a "debtor" as defined in 11 USC Section 101 or any successor statute (unless, in the case of a petition filed against Bechtel, the same is dismissed within sixty (60) days); (c) the appointment of a trustee or receiver to take possession of substantially all of Bechtel's assets or of any asset used in connection with the Project, where possession is not restored to Bechtel within thirty (30) days; or (d) the attachment, execution or other judicial seizure of substantially all of Bechtel's assets or of any asset used in connection with the Project, where such seizure is not discharged within thirty (30)



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days; and (v) repeated failure (defined as a failure for which Webvan has given more than one (1) notice) by Bechtel to perform its obligations under this Contract or the Contract Documents in a timely fashion, which failure materially interferes with Webvan's scheduled completion of any DC Project within the Contract Time provided in the Contract Documents.

6.4    Webvan Remedies.

       6.4.1 Upon the occurrence of an Event of Default, Webvan shall have the right (subject to Sections 6.4.2 and 8.17) to pursue any and all remedies available at law and in equity including, without limitation, the following: (i) the right to keep this Contract in effect and sue Bechtel for all damages caused by the default and recover the cost thereof; (ii) the right to cure any such default by Bechtel and to recover any damages caused thereby; and (iii) the right to terminate this Contract either as to the entire Project or as to any or all Services with respect to any DC Project as to which an Event of Default has occurred, in either case by giving Bechtel written notice of such termination. Upon such termination, Webvan shall have the right to complete the Services or to contract with others for completion of the Services and, in either event, to charge the cost of completion to Bechtel. Webvan may deduct, offset and credit such costs of completion and all other damages incurred by Webvan as a consequence of Bechtel's default from and against any amounts that may at any time be payable to Bechtel under this Contract. If the cost of completion exceeds the amount that would have been payable under this Contract had Bechtel completely performed the Services pursuant to the terms of this Contract, Bechtel shall immediately pay the amount of such excess to Webvan. Upon termination, Bechtel shall be deemed to have waived all claims against Webvan for profits, loss or damage on or with respect to the uncompleted Services.

       6.4.2 If the Substantial Completion of any particular DC Project occurs after the Scheduled Date for such DC Project, then Bechtel shall pay Webvan, no later than the time Final Payment is payable to Bechtel, an amount (the "LIQUIDATED DAMAGES AMOUNT") equal to sum of the following: [*]. Webvan's recovery of the Liquidated Damages Amount under this Section 6.4.2 shall constitute Webvan's sole damages that may be recovered from Bechtel due to Bechtel's failure to achieve Substantial Completion of a particular DC Project by the Scheduled Date for such DC Project. Nothing contained in this Section 6.4.2, however, shall restrict Webvan from exercising any other right or remedy or from seeking or recovering any and all damages directly or indirectly resulting from any default of Bechtel under this Contract other than Bechtel's failure to achieve Substantial Completion of a particular DC Project by the Scheduled Date for such DC Project. Webvan may deduct, offset and credit the


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Liquidated Damages Amount for any DC Project from and against any amounts that may at any time be payable to Bechtel under this Contract, whether or not payable to Bechtel with respect to the same DC Project as to which the Liquidated Damages Amount has been incurred.

6.5 Possession. If Webvan terminates this Contract with respect to Construction Services for any DC Project on account of Bechtel's default as provided in Section 6.4, then in addition to its obligations under Section 6.2, Bechtel shall promptly and peaceably vacate all applicable DC Property and, at Webvan's election, Webvan may (i) take possession of such DC Property and of all materials, equipment, tools, construction equipment and machinery thereon owned by Bechtel and Webvan may finish the DC Project work by whatever method it may deem expedient, or (ii) cease construction and require Bechtel promptly to remove from the DC Property, at Bechtel's expense, all materials, equipment, tools, and construction equipment owned by Bechtel. Webvan shall pay to Bechtel fair compensation (at the election of Webvan either by purchase at fair market value or by rental at the prevailing rate of the locale) for any equipment owned by Bechtel and used by Webvan during the completion of the DC Project. Upon demand, (a) Bechtel shall assign and deliver to Webvan all Construction Documents, Subcontracts, documents, tangible and intangible property, and contractual rights as Webvan may demand for the purpose of completing the DC Project work, and (b) Bechtel shall execute and deliver to Webvan such written documentation as Webvan may request for the purpose of evidencing the vesting in Webvan of the rights and benefits of Bechtel with respect to the documents and rights so delivered and assigned.

6.6 Compensation. If Webvan terminates this Contract with respect to Construction Services for any DC Project as provided herein on account of Bechtel's default, and Webvan then elects to complete the DC Project work, Bechtel shall not be entitled to receive any further payments under this Contract until the DC Project work is fully completed. Upon completion of the DC Project work, if the expenses reasonably incurred by Webvan in completing the DC Project work (including, without limitation, (a) payments made by Webvan to any party supplying labor, materials, equipment, services and the like for the DC Project work, and (b) all costs incurred by Webvan for managerial, administrative or supervisory services in excess of such costs that Webvan would have incurred but for Bechtel's default), plus the amounts previously paid by Webvan to Bechtel, exceed any applicable Budgeted Cost and Bechtel Fee, then Bechtel shall pay Webvan, upon demand, the amount of such excess, plus interest thereon at the Default Rate. In all other cases of termination for Bechtel's default, Webvan's liability to Bechtel shall be limited to reimbursement to Bechtel of that portion of the applicable Budgeted Cost and Bechtel Fee which is earned, due and payable to Bechtel as of the date of the termination, less the sum of (i) any amounts owing to Webvan by Bechtel under the terms of the applicable Contract Documents, and (ii) all other amounts to which Webvan is entitled under the terms of this Contract as a result of Bechtel's default.

7.0    INSURANCE

7.1    Liability Insurance.

       7.1.1 Bechtel shall purchase and maintain insurance which will protect Bechtel and Webvan from the following types of claims that may arise out of or result from Services under this Contract and for which Bechtel may be legally liable, whether such operations are by Bechtel or by a Subcontractor or Subconsultant or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable: (i) claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts which are applicable to the Services to be performed; (ii) claims for damages because of bodily injury, sickness or disease, or death; (iii) claims
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commercial general liability insurance; (iv) claims for damages because of injury to or destruction of tangible property, including loss of use by third parties other than Webvan resulting therefrom (whether resulting from operations of Bechtel, any Subcontractor or Subconsultant, or anyone directly or indirectly employed by any of them); (v) claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and (vi) claims involving contractual liability for Bechtel's indemnity obligations, if insurable, under this Contract. All insurance coverage required to be obtained and maintained by Bechtel pursuant to the terms of this Contract and the Contract Documents shall be primary in the event of any loss, with any insurance carried by Webvan to be excess capacity to Bechtel's coverage. All insurance policies required of Bechtel by this Contract and any modifications thereto shall be subject to Webvan's reasonable approval as to form, insurer, and adequacy of protection. Bechtel shall carry insurance with coverage and limits of liability as specified in Appendix 7.1.1 to this Contract, entitled "Insurance Requirements." All insurance required by this
Section 7.1.1 shall be purchased from and maintained with a company or companies lawfully authorized to do business in the State of California, who are incorporated admitted insurance companies in such State, and who have an A.M. Best Rating of at least A IX.

       7.1.2 Bechtel shall require that each of its Subcontractors and Subconsultants obtain and maintain, at all times during the period such Subcontractor or Subconsultant is performing Services, the insurance described in Appendix 7.1.1.

       7.1.3 All coverages shall be written on an occurrence basis and maintained without interruption from date of commencement of the Services until the date of completion of all Services and termination of any coverage required to be maintained after the completion of all Services; provided, however, that, subject to Section 7.1.6, Bechtel shall only be required to maintain in force the site-specific policies described in Appendix 7.1.1 through the Final Completion of each DC Project. All coverages shall be maintained by insurance carriers acceptable to Webvan and Webvan's lenders and landlords in all respects. The insurance referenced in clause (iii) of Section 7.1.1 shall contain no exclusion which denies coverage for third party bodily injury or property damage arising out of errors or omissions in maps, plans, drawings, designs, or inspection or construction management services.

       7.1.4 Certificates of insurance acceptable to Webvan shall be filed with Webvan prior to commencement of the Services for each DC Project. These certificates and the insurance policies required by Section 7.1 shall contain a provision that coverages afforded under the policies will not be modified, canceled or allowed to expire until at least thirty (30) days' prior written notice has been given to Webvan. If any of the foregoing insurance coverages are required to remain in force after the completion of all Services, an additional certificate evidencing continuation of such coverage shall be submitted upon completion and final payment for all Services as required by this Contract.

       7.1.5 Webvan and Bechtel each acknowledge that Webvan's insurance carrier may require that those provisions of the Contract Documents setting forth the respective insurance coverages required of Webvan and Bechtel, respectively, be varied. In such event, Bechtel and each Subcontractor and Subconsultant shall, upon the request of Webvan, obtain any other or additional insurance coverage so required, provided Webvan bears any additional costs occasioned thereby. All policies of insurance shall name Webvan, its employees, officers, directors, shareholders, and agents, and, at Webvan's option, any landlord or lender for the applicable DC Property and any other person(s) Webvan deems to have an insurable interest in the DC Property and/or the DC Project work, as additional insured(s) under the policy. Upon request by Webvan, Bechtel shall furnish each of its Subcontractor's and Subconsultant's policies (or certificates thereof) to Webvan before commencement of the Services, evidencing all coverage required hereunder. In addition, Bechtel shall promptly furnish to Webvan copies of all



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

endorsements both with respect to its own insurance and that of its Subcontractors and Subconsultants which are subsequently issued and which amend coverage, but delivery of such endorsements will not release such parties from their obligation to obtain the insurance required by this Contract. The requirements for the foregoing insurance shall not diminish or limit Bechtel's obligations to indemnify Webvan under this Contract.

       7.1.6 Notwithstanding any provision in any of the Contract Documents to the contrary, Bechtel shall obtain products and completed operations coverage required under this Contract, which coverage shall be maintained in force for four (4) years after Substantial Completion of each DC Project for claims for damages to tangible property resulting from defects (latent or otherwise) in construction of improvements to real property or in the assembly and installation of the Operating Equipment.

       7.1.7 If Bechtel fails to secure and maintain the required insurance, Webvan shall have the right (without the obligation to do so) to secure same in the name and for the account of Bechtel, in which event Bechtel shall pay the cost thereof and shall furnish upon demand all information that may be required in connection therewith.

7.2    Property Insurance.

       7.2.1 With respect to each DC Project and unless otherwise provided in any provision of the Contract Documents, Bechtel shall purchase and maintain "builder's risk" property insurance in the amount of the Budgeted Cost plus the Bechtel Fee (as they may be modified pursuant to this Contract) and the applicable DC Property, as appropriate, on a replacement cost basis and with such deductible amounts as Webvan may approve. Bechtel's insurance (i) shall be placed in the name of Bechtel and its Subcontractors and, at Webvan's option, shall name Webvan and any other person(s) whom Webvan deems to have an insurable interest in the applicable DC Property and/or the DC Project work, or any part thereof, as named insureds, and (ii) shall be payable to Bechtel for the insureds as the respective interests of such named insureds may appear. Such insurance shall not insure against loss, damage, or destruction of any contractor equipment, materials and supplies or temporary buildings or other such property located in, on or about the DC Property, which are the property of Bechtel, or any Subcontractor or Subconsultant, or any person directly or indirectly employed by or under contract with Bechtel or its Subcontractors or Subconsultants, all of which shall be insured by Bechtel under a separate policy. The policy shall be retained and held by Bechtel. A copy of each policy required of Bechtel by the Contract Documents shall be delivered to Webvan upon demand. Bechtel shall be responsible for the payment of all costs not covered because of deductibles in excess of $10,000 per occurrence under Bechtel's property insurance.

       7.2.2  Intentionally omitted.

       7.2.3 Property insurance shall be on a "Special Form" policy form, and shall insure against the perils of fire and extended coverage and physical loss or damage, including theft, vandalism, malicious mischief, collapse, false-work, temporary buildings and debris removal, including demolition occasioned by enforcement of any applicable legal requirements. Coverage shall also be provided, as needed, for earthquake and flood, for inland transit of permanent plant equipment and offsite storage exposures for materials to be incorporated into a DC Project, and for physical damage to DC Project work resulting from faulty workmanship, materials or design.

       7.2.4 If requested by Webvan, Bechtel shall obtain and provide Webvan with a certificate (or certificates) of any insurance carried by Bechtel covering the DC Project work during the course of



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construction, to the extent any such insurance affects or covers any interest of
Webvan in the DC Project work.

       7.2.5 Webvan and Bechtel, by their execution of this Contract, each hereby waives all rights against each other and any of their Subconsultants, Subcontractors, agents and employees, each of the other, for damages to property caused by fire or other perils to the extent such damages are covered by property insurance obtained pursuant to this Section 7.2 or any other provision of the Contract Documents, or any other property insurance maintained by Webvan or Bechtel applicable to the DC Project work or the applicable DC Property, regardless of the negligence of the entity so released; provided, however, that such waivers are effective only if the applicable insurance policies of both parties contain a clause to the effect that such release shall not affect the right of the insured to recover under such policy. Each party shall cause each property insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party in connection with any injury or damage covered by such policy. Bechtel shall also require of all Subcontractors and Subconsultants similar waivers in favor of Webvan and Bechtel. In addition, as to any DC Property for which Webvan's landlord is required to maintain property insurance under Webvan's lease, Webvan shall request such landlord to obtain from its property insurer a waiver of subrogation for the benefit of Bechtel. Bechtel shall similarly obtain from Bechtel's property insurer of any DC Project work a waiver of subrogation for the benefit of Webvan's landlord at the applicable DC Property, if such landlord's insurer provides Bechtel with a waiver of subrogation.

       7.2.6 A loss covered under Bechtel's property insurance shall be adjusted reasonably by Bechtel and shall be made payable to Bechtel for the insureds, as their interests may appear. Bechtel shall pay Subcontractors their just portion of any insurance proceeds received by Bechtel and, by appropriate written agreements, shall require Subcontractors to make payments to their sub-subcontractors in a similar manner. Bechtel shall deposit in a separate account any insurance proceeds actually received by Bechtel under any of the applicable policies. Bechtel shall apply such proceeds only toward the repair, restoration and performance of DC Project work and shall distribute such proceeds in accordance with such agreement as the parties in interest may reach. If, after such loss, no other special agreement is made, replacement of damaged property shall be covered by appropriate Change Order. Notwithstanding the foregoing provisions of this Section 7.2.6, if following any such loss Webvan elects to terminate this Contract with respect to the DC Project affected by such loss, then all proceeds of Bechtel's property insurance for such DC Project shall be paid to Webvan.

7.3 Risk of Loss. From the date that a Notice to Proceed for a DC Project is first executed by Webvan through and including the date of Substantial Completion of such DC Project, Bechtel shall bear all risk of loss, casualty, damage, destruction, theft, vandalism and malicious mischief (collectively, "RISK OF LOSS") to and for such DC Project work and the applicable DC Property. After the date of Substantial Completion of a DC Project, Webvan shall bear all Risk of Loss to such DC Project and the applicable DC Property. Bechtel and Webvan acknowledge, however, that the foregoing allocation of Risk of Loss is made solely for the purpose of allocating responsibilities between Bechtel and Webvan for the repair, replacement and restoration of DC Project work and the applicable DC Properties following any loss, casualty, damage, destruction, theft, vandalism or malicious mischief of or to such DC Project work and/or the applicable DC Properties. Nothing contained in this Section 7.3, therefore, shall release Bechtel or any of its Subcontractors or Subconsultants from, or waive or modify the liability and responsibility of Bechtel and its Subcontractors and Subconsultants for, any of their respective obligations otherwise provided under this Contract or the applicable Contract Documents, including, without limitation, Section 2.3.4.7, Section 2.5.10, Section 2.6, and
Section 8.16.



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

8.0    MISCELLANEOUS PROVISIONS

8.1 Year 2000 Compliance Warranty. Bechtel warrants that any computer product, application or system developed by Bechtel hereunder ("PRODUCT"), if any, will be Year 2000 Compliant in all material respects at the time of turnover of a DC Project. As used in this warranty, the term "YEAR 2000 COMPLIANT" means that the Product, when configured and used according to the documented instructions on the Project, will, without manual intervention or interruption, either meet the Year 2000 compliance standard set by a recognized industry association or code (such as the American Society for Testing and Materials, the American Standard Code for Information Interchange, or the Institute of Electrical and Electronics Engineers, Inc.) or will: (i) correctly handle and process date information before, during and after January 1, 2000, accepting date input, providing date output and performing calculations, including but not limited to sorting and sequencing, on dates or portions of dates; (ii) function according to the documentation before, during and after January 1, 2000 without changes in operation resulting from the advent of the new century; (iii) when appropriate, respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; (iv) store and provide output of date information in ways that are unambiguous as to century; and (v) manage the leap year occurring in the year 2000, following the quad-centennial rule. The "quad-centennial rule" means (a) if the year is divisible by 4, it is a leap year, unless (b) the year is also divisible by 100, then it is not a leap year, unless (c) the year is also divisible by 400, then it is a leap year. Bechtel will require all Subcontractors to warrant Year 2000 Compliance in respect of services and products they supply to the Project.

8.2    Ownership of Data.

       8.2.1 Data Defined. For the purposes of this Section 8.2, " DATA" means all designs, plans, models, drawings, prints, samples, transparencies, specifications, reports, manuscripts, working notes, documentation, manuals, photographs, negatives, tapes, discs, databases, software, works of art, inventions, discoveries, components and any Contract Documents or similar items.

       8.2.2  Ownership and Use of Background Data.

              8.2.2.1 All intellectual property rights, copyrights, design rights, patents, and other similar invention rights, trademarks, trade names, service marks, trade secrets, all applications for and rights in or to any of the foregoing (collectively "IP RIGHTS") in or to all Data now or hereafter owned or prepared by Webvan ("WEBVAN DATA") shall be owned solely by Webvan. Without limiting the generality of the foregoing sentence, Webvan Data shall include, without limitation, [*]. Bechtel shall have no ownership or other rights or interest in any Webvan Data or any of Webvan's IP Rights. Any Webvan Data and Webvan IP Rights disclosed to Bechtel shall be used by Bechtel solely in the performance of Services on behalf of Webvan hereunder and shall be subject to the obligation to keep same strictly confidential as provided in
Section 8.10.


*Certain information on this page has been omitted and filed
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 been requested with respect to the omitted portions.



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              8.2.2.2 All IP Rights in or to all construction and program management systems and designs, construction estimating, measurement and procurement control systems, plot plan processor software, and construction and program management information technology systems and software which Bechtel owns or has prepared prior to the date hereof (collectively, "BECHTEL BACKGROUND DATA") shall remain the property of Bechtel. Bechtel Background Data shall not, however, include any Webvan Data or Developed Data. Bechtel hereby grants to Webvan a perpetual, non-exclusive, irrevocable, royalty-free license to use, copy and modify the Bechtel Background Data to the extent necessary to operate, use or maintain any DC Project work, but solely in connection with DC Projects for which Bechtel has provided Services under this Contract. Except as provided herein, Webvan shall have no ownership or other rights or interest in any Bechtel Background Data.

       8.2.3 Developed Data. All IP Rights in all Data prepared or developed by or for Bechtel or any of its Subcontractors or Subconsultants hereunder, including, without limitation, all Contract Documents (collectively, "DEVELOPED DATA") shall vest in and become the sole property of Webvan, shall be treated by Bechtel (and Bechtel shall require that all of its Subcontractors and Subconsultants treat it) as strictly confidential, and shall at all times remain the property of Webvan, and all works of art which constitute copyrightable subject matter shall be considered "works made for hire" to the fullest extent allowable under the United States Copyright Act. All such Developed Data shall automatically and immediately constitute Webvan Data and shall be clearly marked, where possible, as Webvan's property, and Bechtel agrees to assign and does hereby assign all right, title and interest in, under and to the Developed Data to Webvan. Each party agrees to perform any further acts and execute and deliver any and all further documents and/or instruments which are considered necessary or appropriate by Webvan to ensure that the Developed Data vests in Webvan, including but not limited to executing assignments, oaths and declarations for IP Rights on a country by country basis as deemed advisable by Webvan and any other action for perfecting in Webvan all right, title and interest in, under and to the Developed Data. At Webvan's request from time to time, Bechtel shall furnish a copy of all such Developed Data to Webvan and copies of designs, drawings, plans, specifications, databases and reports (in electronic format, to the extent available). Bechtel shall maintain in good order at each DC Project site one record copy of the drawings, Change Orders and other modifications, specifications, product data, samples, and shop drawings marked currently to record changes made during Development. Each of the items specified in the foregoing sentence shall be delivered to Webvan upon completion of the Development of the DC Project and prior to Final Payment. Bechtel shall, however, have the right to retain one copy of each such item for Bechtel's archive records, subject to the provisions of this Section 8.2, Section 8.10 and any confidentiality covenant executed pursuant to Section 8.10.

       8.2.4 Equitable Relief. Bechtel acknowledges that the damages that Webvan will incur as a consequence of any breach by Bechtel or any Subcontractor or Subconsultant of the provisions of this Section 8.2, of Section 8.10 or of any confidentiality covenant executed pursuant to Section 8.10 of this Agreement will be irreparable and may not readily be capable of calculation. Accordingly, to the fullest extent permissible by Law and without limiting any other rights or remedies that may be available to Webvan pursuant to this Contract, Webvan shall be entitled, as a matter of right, to specific performance and other injunctive relief to protect Webvan's interests, including but not limited to preliminary and permanent injunctive relief. Bechtel hereby consents to the issuance by any court of competent jurisdiction of both temporary and permanent injunctions restraining and prohibiting Bechtel and its agents and representatives, from violating any of the provisions of this Section 8.2, of
Section 8.10 or of any other confidentiality covenant executed pursuant to
Section 8.10. Bechtel shall cause each of its Subcontractors and Subconsultants to consent to the foregoing injunctive relief and shall provide Webvan with copies of such consents upon Webvan's request.



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8.3    Public Releases. Bechtel shall not make public announcements or publicity releases related to the Project without Webvan's prior written approval, including, without limitation, Webvan's prior written approval of the form and content of any such announcements or releases, in both cases such approval not to be unreasonably withheld.

8.4 Time of Performance. If the date for any payment under this Contract falls on a Saturday, Sunday or legal holiday, payment shall be made as specified on the next following business day.

8.5 Independent Contractor. Bechtel is and at all times shall be an independent contractor with respect to the Services and the Project. Neither this Contract nor any of the Contract Documents nor any course of dealing or practice shall be interpreted as creating, or shall be deemed to create, any employer-employee, principal-agent, partnership, joint venture or other relationship between Webvan and Bechtel. Bechtel has and hereby retains the right to exercise full control over the employment, direction and discharge of all persons assisting it in the execution of the Services. Bechtel shall be solely responsible for all matters relating to payment of its employees, including compliance with Social Security, withholding and all other regulations governing such matters. Bechtel shall be solely and fully responsible for its own acts and those of its subordinates, employees, Subconsultants and Subcontractors during the term of this Contract.

8.6 Prior Work. Any Services, including all engineering and design work performed by Bechtel or its Subconsultants and Subcontractors for the Project prior to the Effective Date shall be and hereby are incorporated into this Contract and covered by the conditions and requirements set forth herein.

8.7 Notices. All notices required or permitted to be given hereunder shall be in writing, and shall be deemed duly delivered, received and given, (i) upon personal delivery to the address set forth below, or to such other address designated by five (5) days' prior written notice to the other party, (ii) one
(1) business day following delivery to an overnight courier guaranteeing next business day delivery to the address set forth below, or to such other address designated by five (5) days' prior written notice to the other party, or (iii) immediately upon the next business day after confirmation of facsimile receipt at the fax number set forth below or to such other fax number designated by five
(5) days' written notice to the other party. The address of the parties for the purpose hereof shall respectively be:

         For Webvan:      Webvan Group, Inc.
                          1241 E. Hillsdale Boulevard, Suite 210
                          Foster City, California  94404
                          Attention:  Gary B. Dahl
                          Facsimile:  650-524-4801

         For Bechtel:     Bechtel Corporation
                          50 Beale Street
                          San Francisco, California  94119-3965
                          Attention: Thomas R. McKinney
                          Facsimile: 415-768-5253


8.8 Successors and Assigns. This Contract calls for the personal services of Bechtel and, therefore, Bechtel has no right to assign, delegate or transfer, and shall not assign, delegate or transfer, any right or obligation under this Contract (including Bechtel's right to payments). Webvan may assign this Contract to any person or entity controlled by, under common control with, or which controls Webvan or to any



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lender on all or any portion of the Project, or to any entity or entities which succeed to Webvan's interest in any of the Project, without Bechtel's consent, or to any other persons or entities with Bechtel's consent, which consent shall not be unreasonably withheld. Webvan shall promptly notify Bechtel of any such assignment or transfer. Subject to the foregoing, this Contract shall extend to, be binding upon and inure to the benefit of, the respective heirs, executors, administrators, successors and assigns of Webvan and Bechtel.

8.9 Occupancy and Use of DC Project Work Prior to Completion. Webvan shall have the right to occupy any DC Property or use any portion of the DC Project work prior to Substantial Completion thereof. Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the DC Project work shall not constitute acceptance of work not complying with the requirements of the Contract Documents.

8.10 Confidentiality. Bechtel shall keep, and shall require all Subcontractors and Subconsultants to keep, confidential all "Confidential Information" as defined in and subject to the terms of the Confidentiality and Nondisclosure Agreement attached hereto as Appendix 8.10 and made a part hereof.

8.11 Entire Agreement; Amendments; Survival of Provisions. This Contract constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes any previous agreements or understandings. This Contract may be amended only by a written instrument signed by both Webvan and Bechtel. All provisions of this Contract shall survive the termination or expiration of this Contract.

8.12 Effective Date. The "EFFECTIVE DATE" of this Contract shall be the date by which this Contract has been executed by the parties, as indicated opposite each party's respective signature at the end of this Contract, provided that the executed Contract has been mutually delivered. If the parties do not execute this Contract on the same date, the Effective Date shall be the date on which the second party delivers the fully executed Contract to the other party.

8.13 No Waiver. No term or condition of this Contract may be waived except by an instrument duly executed by the waiving party. No delay or failure by any party in exercising any of its rights, remedies, powers or privileges under this Contract and no custom, practice or course of dealing between or among any of such parties or any other person shall be deemed a waiver by such party of any such rights, remedies, powers or privileges, even if such delay or failure is continuous or repeated. No single or partial exercise of any right, remedy, power or privilege shall preclude any other or further exercise thereof by any such party or the exercise of any other right, remedy, power or privilege by such party, including, without limitation, the right of such party subsequently to demand strict compliance with the terms and conditions of this Contract.

8.14 Bechtel's Representations and Warranties. Bechtel hereby represents and warrants to Webvan that it is legally empowered to provide all of the Services required by this Contract in the states in which the DC Projects are and will be located and the states in which all Services will be performed. At all times during the term of this Contract, Bechtel shall, at its sole cost and expense, keep in full force and effect all professional and business permits, licenses and approvals affecting Bechtel's ability to perform the Services and otherwise necessary and appropriate to enable Bechtel to perform this Contract, including, without limitation, all professional licenses and qualifications of any individual employees of Bechtel providing services under this Contract or any other Contract Documents. The person executing this Contract on behalf of Bechtel represents that this Contract is binding and enforceable against Bechtel in accordance with its terms, and that no other signature of any party is necessary to make this Contract



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binding on and enforceable against Bechtel. Bechtel has made these representations and warranties to Webvan knowing that Webvan is relying to a material extent on said representations and warranties in entering into this Contract.

8.15 Exposure to Hazardous Materials. Webvan shall have no liability to Bechtel, its Subcontractors or Subconsultants or any of their respective employees or agents with respect to any exposure to asbestos, PCB's or hazardous materials on any DC Property or elsewhere. Bechtel shall cause its Subcontractors and Subconsultants, and the respective employees and agents of Bechtel and all Subcontractors and Subconsultants, to take all reasonable precautions necessary to prevent their exposure to any asbestos, PCB's and other hazardous materials disclosed by Webvan or otherwise known by Bechtel as being present at a DC Property. In addition, Webvan and Bechtel shall each have the rights and obligations set forth in Section 8.1 of the General Conditions.

8.16 Indemnification. To the fullest extent permitted by Law, Bechtel shall indemnify, defend (with counsel reasonably acceptable to Webvan) upon demand, protect and hold harmless Webvan, its subsidiaries and affiliates and their respective officers, directors, shareholders, agents, consultants and employees from and against any and all causes of action, demands, losses, violations, infringements of Law, patent, license or trademark, costs, attorneys' and experts' fees, claims, damages, and liabilities of every kind and nature arising out of, alleged to have arisen out of, or resulting in any way from, the Services to be performed under this Contract by Bechtel and its Subcontractors and Subconsultants which are the result of any willful misconduct, negligent act or omission, or breach of any obligation or representation under this Contract or any of the other Contract Documents, by Bechtel or any of its Subcontractors or Subconsultants or material suppliers, or by the respective agents, officers, employees, representatives, contractors or subconsultants of any of them. The foregoing notwithstanding: (i) Bechtel's obligations to indemnify and hold Webvan and its employees harmless shall in no event apply to the portion of any claim which is due to the negligence or willful misconduct of Webvan, its subsidiaries or affiliates or their respective officers, directors, shareholders, agents or employees; (ii) Bechtel shall have no obligation to protect, indemnify, defend or hold harmless any consultant of Webvan if any claim is due in part to the negligence or willful misconduct of such consultant; and (iii) Bechtel's foregoing indemnity obligation shall not apply with respect to infringements of patents by any Subcontractor that Webvan has specified as the only subcontractor that Bechtel is authorized to engage to perform particular Services. Acceptance of any Services by Webvan shall not operate as a waiver of the foregoing indemnification, and the foregoing indemnification shall survive the completion of the Project and the termination of this Contract. All of the foregoing indemnification shall (a) be in full force and effect and apply at all times during the progress of the Services and notwithstanding the Substantial Completion of any DC Project, and the filing of a notice of completion or notice of similar import, or the termination of this Contract, and at all times thereafter, (b) not be deemed limited in any way by the amount or type of any insurance coverage that the Bechtel is required to maintain hereunder, (c) not be limited by any limitation on amount or type of damages, compensation or benefits payable by or for Bechtel or a Subcontractor or Subconsultant under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts, and (d) shall be subject to the express limitations of liability and releases from liability set forth elsewhere in this Contract. [*]

8.17   Limitation of Rights and Remedies.

       8.17.1 Notwithstanding Section 6.4 and Section 8.16, (a) the aggregate monetary liability of Bechtel arising from Bechtel's performance or non-performance of Services under this Contract shall not


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

exceed the sum of [*] and (b) neither Bechtel nor any of its Subconsultants or Subcontractors shall be liable to Webvan, and Webvan hereby releases Bechtel and its Subconsultants and Subcontractors from any liability, for [*].

       8.17.2 The limitations of liability and releases from liability under
Section 8.17.1 shall not apply to any losses, costs, claims, liabilities or damages incurred by Webvan or any of its subsidiaries or affiliates or any of their respective officers, directors, agents, shareholders or representatives arising from or relating in any manner to (i) any intentional violation of
Section 8.2 (entitled "Ownership of Data"), Section 8.10 (entitled "Confidentiality" or any confidentiality agreement executed thereunder), or
Section 8.25 (entitled "Bechtel Exclusivity") by any corporate officer of Bechtel or any of its subsidiaries or affiliates, or by Bechtel's Program Director for the Project or any of his direct reports, or (ii) any claims brought by third parties.

       8.17.3 The foregoing limitations of liability and releases from liability are personal to Bechtel and its Subcontractors and Subconsultants and any of its or their subsidiaries or affiliates and their respective officers, directors, shareholders and agents and shall not apply to any other person or entity. No acts, omissions, reviews, approvals or other actions hereunder by Bechtel shall give rise to any claim by any other party against Webvan or limit the liability of any party to Webvan. Except as expressly provided to the contrary in this Contract, no provision of this Contract is intended to, and no provision of this Contract shall, limit the rights or remedies of Webvan pursuant to any other provisions of this Contract. To the maximum extent permitted by law, however, but no further, the limitations on damages, the releases from liability, the limitations of liability, and the exclusive remedies provisions expressly provided in this Contract shall apply even in the event of the fault, negligence (in whole or in part), strict liability or breach of contract of the party who is released or whose liability is limited by such provisions of this Contract and shall extend to such party's officers, directors, employees and agents. The remedies provided in this Contract are exclusive, except that Webvan shall in addition have the right to obtain specific performance and all other injunctive relief that may be available. Bechtel disclaims, and Webvan waives, any implied warranties of merchantability or fitness for a particular purpose with respect to any equipment or other personal property procured by Bechtel and provided to Webvan as part of any DC Project.

8.18 Governing Law. The validity, effect, construction, performance and enforcement of this Contract and the rights and obligations of the parties hereunder shall be governed in all respects by the laws of the State of California without reference to conflicts of law, except that the enforcement of remedies against any DC Property shall be governed by the law of the state where the DC Property is located. Venue for the resolution of any disputes between Bechtel and Webvan regarding the Project shall be within the courts of the State of California.

8.19 Counterparts. This Contract may be executed in one or more counterparts. All counterparts so executed shall constitute one agreement, binding on all parties, even though all parties are not signatory to the same counterpart.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8.20 Construction. Each party has reviewed and revised this Contract. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Contract.

8.21 Severability. If all of any portion of any provision of this Contract as applied to either party or to any circumstance shall be ruled by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by Law) that provision or the remaining portions of that provision as applied to any parties or circumstances or any other provision of this Contract or the validity or enforceability of this Contract as a whole, all of which shall be enforced to the greatest extent permitted by Law.

8.22 Headings. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof.

8.23 Cooperation with Lender and Landlords. Bechtel shall at all times cooperate with any lender and/or landlord on the Project, any DC Property, any DC Project, or any portion thereof, including, without limitation, executing any agreements, documents, acknowledgments, certificates and/or amendments to this Contract as Webvan and/or such lender or landlord may reasonably require in connection with any sale or financing, whether construction or permanent, for the Project, any DC Property, or any portion thereof, as further provided in the General Conditions. In no event, however, shall Bechtel be required to execute any such document or amendment which would adversely affect Bechtel's limitations of liability or other rights under this Contract, unless agreed to by Bechtel in its sole discretion.

8.24 Attorneys' Fees and Costs. In any action arising under or in connection with this Contract, the prevailing party in such action shall be awarded, in addition to other legal or equitable relief, its reasonable costs and expenses and reasonable attorneys' fees.

8.25   Bechtel Exclusivity.

       8.25.1 Notwithstanding any term or condition of this Contract or any Contract Documents to the contrary, neither Bechtel nor any entity controlling, controlled by, or under common control with Bechtel shall, for the Exclusive Period, provide any goods or services substantially similar to the Services described in this Contract for distribution or delivery facilities of any person or entity in the business (a "RELEVANT BUSINESS") of [*]. For purposes of this
Section 8.25, the "EXCLUSIVE PERIOD" shall commence [*]


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*].

       8.25.2 Webvan acknowledges Webvan's intent to engage Bechtel in the future to provide Services similar to those described in this Contract for Webvan DC's outside the United States of America ("USA"). Bechtel acknowledges, however, that this Contract creates no obligation of Webvan to engage Bechtel for such services outside the USA. If, therefore, [*].

       8.25.3 Bechtel acknowledges that the damages that Webvan will incur as a consequence of any breach by Bechtel of the provisions of this Section 8.25 will be irreparable and may not readily be capable of calculation. Accordingly, to the fullest extent permissible by Law and without limiting any other rights or remedies that may be available to Webvan pursuant to this Contract, Bechtel hereby consents to the issuance by any court of competent jurisdiction following any breach of this Section 8.25 by Bechtel of both temporary and permanent injunctions restraining and prohibiting Bechtel and its agents and representatives from violating any of the provisions of this Section 8.25.

8.26 Days. Whenever used in this Contract, the word "days" shall refer to calendar days except where otherwise expressly provided to the contrary.

9.0    APPENDICES

9.1 The following Appendices are incorporated into this Contract by this reference:

                  Appendix 2.0              Notice to Proceed

                  Appendix 2.5A             Request to Solicit Bids

                  Appendix 2.5              General Conditions

                  Appendix 2.5.3            General Work Requirements

                  Appendix 5.1.2            Unit Rate Schedule

                  Appendix 5.8              Warrant

                  Appendix 7.1.1            Insurance Requirements

                  Appendix 8.10             Confidentiality and Nondisclosure Agreement


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

              In the event of any conflict or inconsistency between the terms and conditions of this Contract form and the terms and conditions of any of the appendices attached hereto, the terms and conditions of this Contract form shall govern and control.


IN WITNESS WHEREOF, the parties hereto have executed this Contract to be effective on the Effective Date provided in Section 8.12.


                                      WEBVAN GROUP, INC.


                                      By:/S/ LOUIS H. BORDERS
                                         ---------------------------------------
                                      Print
                                      Name:/S/ LOUIS BORDERS
                                           -------------------------------------
                                      Title: CHAIRMAN & CEO
                                            ------------------------------------
                                      Date: 7/8/99
                                           -------------------------------------

                                      BECHTEL CORPORATION


                                      By: /S/ D. DONLY
                                         ---------------------------------------
                                      Print
                                      Name: D. DONLY
                                           -------------------------------------
                                      Title: PRES - N.A. REGION
                                            ------------------------------------
                                      Date: 8 JULY 99
                                           -------------------------------------

                             SCHEDULE OF DEFINITIONS

Defined Term                                                     Section in Which Defined
------------                                                     ------------------------
APPLICATION FOR PAYMENT..............................................Section 5.2.1
APPROVED COST OF THE WORK............................................Section 2.5.1
BASE CONTINGENCY.....................................................Section 2.5.1.2
BECHTEL BACKGROUND DATA..............................................Section 8.2.2.2
BECHTEL FEE..........................................................Section 2.5.2
BUDGETED COST........................................................Section 2.5.1
CERTIFICATE OF OCCUPANCY.............................................Section 5.2.2.9
CHANGE ORDER.........................................................Section 2.5.4.1
CHANGE ORDER REQUEST.................................................Section 2.5.4.1
CHANGE ORDER WORK....................................................Section 2.5.4.2
CONSTRUCTION DOCUMENTS...............................................Section 2.3.3.1
CONSTRUCTION SERVICES................................................Section 3.1
CONSULTANT SERVICES..................................................Section 3.1
CONTINGENCY AMOUNT...................................................Section 2.5.1.2
CONTRACT DOCUMENTS...................................................Section 2.5
CONTRACT TIME........................................................Section 3.2.2
COST INCENTIVE AMOUNT................................................Section 5.6.1
COST INCENTIVE CAP...................................................Section 5.6.1
COST OF THE WORK.....................................................Section 2.5.5
COST SAVINGS.........................................................Section 5.6.1

Defined Term                                                     Section in Which Defined
------------                                                     ------------------------
DC PROJECT...........................................................Section 1.1
DC PROPERTY..........................................................Section 5.2.2.8
DC'S.................................................................Section 1.1
DATA.................................................................Section 8.2.1
DEFAULT RATE.........................................................Section 2.3.4.7
DESIGN DEVELOPMENT DOCUMENTS.........................................Section 2.3.2.1
DESIGN SERVICES......................................................Section 3.1
DEVELOPED DATA.......................................................Section 8.2.3
DEVELOPMENT..........................................................Section 1.1
DEVELOPMENT PLAN.....................................................Section 2.1
EFFECTIVE DATE.......................................................Section 8.12
EQUIPMENT SCHEDULE...................................................Section 2.5.5.4
EVENT OF DEFAULT.....................................................Section 6.3
EXCESS CONTINGENCY...................................................Section 2.5.1.2
EXCLUSIVE PERIOD.....................................................Section 8.25.1
EXCUSABLE DELAY......................................................Section 2.5.13
FF&E.................................................................Section 2.6
FINAL COMPLETION.....................................................Section 3.2
FINAL PAYMENT........................................................Section 5.2.2.9
GENERAL CONDITIONS...................................................Section 2.5
GENERAL WORK REQUIREMENTS AMOUNT.....................................Section 2.5.3

Defined Term                                                     Section in Which Defined
------------                                                     ------------------------
IP RIGHTS............................................................Section 8.2.2.1
JAMS.................................................................Section 2.5.12.2
LAWS.................................................................Section 2.3.4.1
LIQUIDATED DAMAGES AMOUNT............................................Section 6.4.2
MECHANICS' LIENS.....................................................Section 4.2.2
NOTICE TO PROCEED....................................................Section 2.0
ON TIME/ON BUDGET....................................................Section 5.8
OPERATING EQUIPMENT..................................................Section 1.1
OUTSTANDING AMOUNT...................................................Section 6.1.2
PAST-DUE AMOUNT......................................................Section 6.1.2
PAST-DUE NOTICE......................................................Section 6.1.2
PERFORMANCE STANDARDS................................................Section 1.2
PRIVATE RESTRICTIONS.................................................Section 2.3.4.1
PRODUCT..............................................................Section 8.1
PROJECT..............................................................Section 1.1
PROJECT BUDGET.......................................................Section 2.3.1.2
PROJECT SCHEDULE.....................................................Section 2.3.4.5
PUNCH LIST...........................................................Section 3.2
RECOVERABLE COSTS....................................................Section 5.1.2
RELEVANT BUSINESS....................................................Section 8.25.1
REQUEST TO SOLICIT BIDS..............................................Section 2.5

Defined Term                                                     Section in Which Defined
------------                                                     ------------------------
RISK OF LOSS.........................................................Section 7.3
SCHEDULED DATE.......................................................Section 5.7
SCHEDULE OF VALUES...................................................Section 2.5.9
SCHEMATIC DESIGN DOCUMENTS...........................................Section 2.3.1.1
SERVICES.............................................................Section 2.0
SUBCONSULTANTS.......................................................Section 2.3.4.2
SUBCONTRACTORS.......................................................Section 2.5.8
SUBCONTRACTS.........................................................Section 2.5.8
SUBSTANTIAL COMPLETION...............................................Section 2.5
TIME INCENTIVE AMOUNT................................................Section 5.7
USA..................................................................Section 8.25.2
WARRANT..............................................................Section 5.8
WEBVAN DATA..........................................................Section 8.2.2.1
WEBVAN SYSTEMS.......................................................Section 1.2
YEAR 2000 COMPLIANT..................................................Section 8.1

                                  APPENDIX 2.0

                                NOTICE TO PROCEED

              This "Notice to Proceed" is made and entered into as of this ___ day of ___________, _______, pursuant to the provisions of the Contract for Turnkey Design/Build Construction and Related Services (the "Contract") between WEBVAN GROUP, INC. ("Webvan") and BECHTEL CORPORATION ("Bechtel") dated as of July 8, 1999, concerning the DC Project located at __________________________________ _______________________________(the "DC
Project"). All capitalized terms used, but not defined herein shall have the meanings given to them in the Contract.

              Bechtel is hereby directed to furnish all labor, materials, supervision, tools, equipment and supplies necessary to perform, and Bechtel hereby agrees to perform, all of the Services selected below for the DC Project in accordance with the terms and conditions of the Contract and this Notice to Proceed.

___  I.   Work Authorization for Consultant Services.

          ___  A.  Site Evaluation and Selection.

                   1. Description of Services:
                                              -------------------------------

                   -------------------------------------------------------------

                   2. Total not-to-exceed Recoverable Costs: $            .
                                                              ------------
                   3. Target completion date:                .
                                             ----------------
           ___ B.  Procurement.

                   1. Description of FF&E:
                                          --------------------------------------

                   -------------------------------------------------------------

                   2. Total not-to-exceed Recoverable Costs: $            .
                                                              ------------

                   3. Target completion date:                  .
                                            ------------------
           ___ C.  Training.

                   1. Description of Services:
                                              ----------------------------------

                   -------------------------------------------------------------


                   2. Total not-to-exceed Recoverable Costs: $            .
                                                              ------------
                   3. Target completion date:                   .
                                              ------------------
___ II.  Work Authorization for Design Services.

         Bechtel shall provide the following Design Services in accordance with the Design Services Budget attached hereto as Exhibit A and made a part hereof:

           ___ A. Program Management.

                  1.  Estimated Recoverable Costs:  $____________.
                                   (per attached Design Services Budget)

                  2.  Target completion date: ______________.

           ___ B. Schematic Design Services.


                  1.  Estimated Recoverable Costs:  $____________.
                                (per attached Design Services Budget)

                  2. Target completion date: ______________.

           ___ C. Design Development Services.

                  1. Estimated Recoverable Costs:  $____________.
                                    (per attached Design Services Budget)
                  2. Target completion date: ______________.

           ___ D. Construction Documents Services.

                  1. Estimated Recoverable Costs:  $____________.
                                   (per attached Design Services Budget)
                  2. Target completion date: ______________.

___ III. Work Authorization for Construction Services.

         A. Scope of Work. All work (the "Work") shown on, described in or reasonably inferable from the following documents: the Construction Documents for the DC Project, including the drawings and specifications (including, without limitation, those relating to Operating Equipment), dated ____________, prepared by ________________________________.

         B. Completion of the Work. Bechtel shall complete the Work in accordance with the approved Project Schedule attached hereto as Exhibit B and made a part hereof.

         C. Budgeted Cost. The Budgeted Cost for the Work is the sum of the following:

                  1.  Approved Cost of the Work:

                         (a) Subcontractor Bids:     $__________

                         (b) General Work
                             Requirements Amount:    $__________
                             Total Approved Cost of the Work     $_____________

                  2.  Contingency Amount:

                         (a) Base Contingency:   $___________

                         (b) Excess Contingency: $___________

                             Total Contingency Amount          $______________

                   3. Total Budgeted Cost                      $______________
                         (Approved Cost of the Work plus Contingency Amount)

Any costs incurred by Bechtel in performing the Work in excess of the Total Budgeted Cost shall be paid out of the Bechtel's own funds, and Bechtel shall have no claim against Webvan on account thereof.

         D.  Scheduled Date for Substantial Completion: _____________________
                         (per attached Project Schedule)

         E.  Target Date for Final Completion: _______________________________.
                           (per attached Project Schedule)

         THIS NOTICE TO PROCEED is made and entered into as of the date first above written.

                                  WEBVAN GROUP, INC.
                                  By:_____________________________________
                                  Print
                                  Name:___________________________________

                                  Title:__________________________________

                                  Date:___________________________________


                                  BECHTEL CORPORATION
                                  By:______________________________________
                                  Print
                                  Name:____________________________________

                                  Title:___________________________________

                                  Date:____________________________________

                                    EXHIBIT A
                             Design Services Budget
                                [To be attached]

                                    EXHIBIT B
                                Project Schedule
                                [To be attached]

                                 APPENDIX 2.5A

                             REQUEST TO SOLICIT BIDS

       This "Request to Solicit Bids" is made pursuant to Section 2.5 of that certain Contract for Turnkey Design/Build Construction and Related Services (the "Contract") dated July 8, 1999, between WEBVAN GROUP, INC. ("Webvan") and BECHTEL CORPORATION ("Bechtel"). All capitalized terms used, but not defined, herein shall have the meanings given to them in the Contract.

       Webvan hereby requests Bechtel to solicit bids from Subcontractors to perform, in accordance with the Contract, all work shown on, described in, or reasonably inferable from the Construction Documents for the DC Project located at ______________________________________, including the drawings and specifications (including, without limitation, those relating to Operating Equipment), dated ______________, prepared by
_______________________________________.

       This Request to Solicit Bids has been executed as of the date indicated below.

                                   WEBVAN GROUP, INC.

                                   By:_____________________________________
                                   Print
                                   Name:___________________________________

                                   Title:__________________________________

                                   Date:___________________________________

                                  APPENDIX 2.5

                  GENERAL CONDITIONS FOR CONSTRUCTION SERVICES


                                    ARTICLE 1
                               GENERAL PROVISIONS

       1.1 BASIC DEFINITIONS. Unless otherwise provided in these "GENERAL CONDITIONS", the capitalized terms used herein shall have the meanings ascribed to them in Contract for Turnkey Design/Build Construction and Related Services to which this appendix is attached.

       1.2    EXECUTION, CORRELATION AND INTENT.

              1.2.1 The Contract Documents for a DC Project shall not be construed to create a contractual relationship of any kind (i) for the DC Project between Webvan and any Subcontractor or Subconsultant, or (ii) between any persons or entities other than Webvan and Bechtel. Bechtel is an independent contractor of Webvan. Bechtel is not the employee, agent, joint venturer, or partner of Webvan. Bechtel shall have the sole responsibility for performance under any Subcontract or Subconsultant agreement entered into by Bechtel with respect to a DC Project.

              1.2.2  Intentionally omitted.

              1.2.3 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the DC Project work by Bechtel. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all. Conflicts or discrepancies among the Contract Documents shall be resolved in the following order of priority:

                     1.2.3.1 Contract;

                     1.2.3.2 Notices to Proceed;

                     1.2.3.3 Supplementary Conditions, if any;

                     1.2.3.4 The General Conditions;

                     1.2.3.5 Construction Documents, including all applicable drawings and specifications (drawings govern specifications for quantity and location, and specifications govern drawings for quality and performance; in the event of ambiguity in quantity or quality, the greater quantity and the better quality shall govern);

                     1.2.3.6 Figured dimensions govern scale dimensions, and large scale drawings govern small scale drawings; and

                     1.2.3.7 Approved revisions and addenda take precedence over the original documents, and those of later date take precedence over those of earlier date.

              1.2.4 Organization of the specifications into divisions, sections and articles, and arrangement of drawings, shall not control Bechtel in dividing any DC Project work among

Subcontractors or Subconsultants or in establishing the extent of any DC Project work to be performed by any trade. Bechtel represents that the Subcontractors and Subconsultants engaged or to be engaged by it are and will be familiar with the requirements for performance by them of their obligations.

              1.2.5 Unless otherwise defined in the Contract Documents for a DC Project, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

       1.3 OWNERSHIP AND USE OF DRAWINGS AND SPECIFICATIONS AND OTHER DOCUMENTS. Webvan shall be deemed the owner of all Construction Documents, drawings and specifications and other documents (including any and all copies thereof, except that Bechtel may retain one copy for its archive records, subject to Bechtel's confidentiality and non-disclosure obligations under the Contract) furnished to Webvan. However, submittal or distribution to meet official regulatory requirements or for other purposes in connection with a DC Project is not and shall not be construed as a publication in derogation of Webvan's copyright or other reserved rights.

                                    ARTICLE 2
                                      OWNER

       2.1 DEFINITION. Webvan is the person or entity identified as such in the Contract. The term "WEBVAN" means Webvan or Webvan's authorized representative designated by Webvan in writing.

       2.2    INFORMATION REQUIRED OF WEBVAN.

              2.2.1 Upon receipt of a written request therefor from Bechtel, information under Webvan's control shall be furnished by Webvan with reasonable promptness to avoid delay in orderly progress of DC Project work.

              2.2.2 Webvan will not have control over or charge of, and will not be responsible for, the design, construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with a DC Project, since those are solely Bechtel's responsibility as provided in the Contract Documents for such DC Project. Webvan will not be responsible for Bechtel's failure to carry out any DC Project work in accordance with the Contract Documents for such DC Project. Webvan will not have control over or charge of, and will not be responsible for, negligent acts or omissions of Bechtel, Subcontractors, Subconsultants or their respective agents or employees.

              2.3    WEBVAN'S RIGHT TO STOP THE WORK.

                     2.3.1 If suspension of any DC Project work is warranted by reason of unforeseen conditions which may adversely affect the quality and/or progress of such DC Project work if such DC Project work were continued, Webvan by written notice to Bechtel may do either or both of the following, to the extent necessary to address such unforeseen conditions: (i) entirely suspend such DC Project work; or (ii) cause such DC Project work, or portions thereof, to be partially suspended or delayed, while other portions of such DC Project work continue on the same or a different schedule as determined by Webvan and Bechtel. In such event, the Contract Time for the DC Project shall be extended by such reasonable amount of time as is appropriate as a consequence of the delay caused by the exercise by Webvan of such remedies. Bechtel shall take all reasonable steps to mitigate the effects of such suspension. Any claim by Bechtel to adjust the Budgeted Cost for such DC Project shall be made in accordance with the applicable provisions of Section 2.5.11 of the Contract; provided, however, that in no event will Bechtel be entitled to recover any damages resulting from such a suspension. If Bechtel reasonably believes that a suspension of any DC Project work is warranted by reason of unforeseen circumstances which may adversely affect the quality of the DC Project work if the DC Project work were continued, Bechtel shall immediately notify Webvan of such belief, but Bechtel shall have no right to suspend such DC Project work, except with the written consent of Webvan or in the case of an emergency (in which event Bechtel shall resume work upon cessation of the emergency).

              2.3.2 Notwithstanding any provision of the Contract Documents for a DC Project to the contrary, if Bechtel fails to correct defective DC Project work, fails to complete any DC Project work on time, or is in default of its obligations hereunder or under any other Contract Documents, Webvan may order Bechtel to stop the DC Project work, or any portion thereof, until the cause for such order has been eliminated and/or Webvan may pursue its remedies as set forth in the Contract.

                                    ARTICLE 3
                                   CONTRACTOR

       3.1 DEFINITION. Bechtel is the person or entity identified as such in the Contract and is referred to throughout the Contract Documents as if singular in number. The term "BECHTEL" means Bechtel or Bechtel's authorized representative.

       3.2    REVIEW OF FIELD CONDITIONS BY BECHTEL.

              3.2.1 By its execution of a Notice to Proceed for a DC Project, Bechtel acknowledges, agrees and represents to Webvan that:

                     3.2.1.1 Intentionally omitted;

                     3.2.1.2 Bechtel has inspected the DC Property and has satisfied itself as to the condition thereof, including, without limitation, all structural, surface and subsurface conditions which (a) are visible or (b) reasonably should be known to Bechtel following such review of records, files and documents relevant to the DC Project in local building, planning and/or public works departments, and/or the recorder's or other public offices which Bechtel deems prudent and reasonable in the circumstances, including a review of all reasonably accessible records, files and documents; provided, however, that Webvan shall (i) provide Bechtel with a copy of a current title report on the DC Property (including copies of all matters described therein as exceptions to title), (ii) satisfy itself to the availability of zoning and land use entitlements for the DC Project, and (iii) furnish Bechtel with copies of any inspection and test reports, analyses and studies (including environmental audits) obtained by Webvan or otherwise in Webvan's possession regarding the DC Property; and

                     3.2.1.3 Intentionally omitted.

              3.2.2 Bechtel shall exercise special care in executing subsurface work in proximity of known subsurface utilities, improvements and easements. At Webvan's request, Bechtel shall make available to Webvan the results of any DC Property investigation, test borings, analyses, studies or other tests conducted by or in the possession of Bechtel or any of its agents.

                  3.2.3 For each of the DC Projects, Bechtel shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to Bechtel with the Contract Documents before commencing activities.

                  3.2.4 Bechtel shall perform all DC Project work in accordance with the Contract Documents.

       3.3    SUPERVISION AND CONSTRUCTION PROCEDURES.

              3.3.1 Bechtel shall supervise and direct all DC Project work, using Bechtel's best skill and attention. Bechtel shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures, and for the design and coordination of all portions of the DC Project work under each of the Notices to Proceed, including coordination of the duties of all trades.

              3.3.2 Bechtel shall be responsible to Webvan for acts and omissions of Bechtel's employees, Subcontractors, Subconsultants and their agents and employees, and other persons performing any portion of the DC Project work under contracts with Bechtel, in accordance with the terms of the Contract.

              3.3.3 Bechtel shall not be relieved of its obligation to perform any DC Project work in accordance with the applicable Contract Documents either by tests, inspections or approvals required or performed by persons other than Bechtel.

              3.3.4  Intentionally omitted.

              3.3.5 If any DC Project work is required to be inspected or approved by any public authority, or if Webvan requires as an express requirement in the Contract Documents or as a Change Order Request that any DC Project work be inspected or approved, then Bechtel shall cause such inspection or approval to be performed. No inspection performed or failed to be performed by Webvan hereunder shall be a waiver of any of Bechtel's obligations hereunder, or be construed as an approval or acceptance of any DC Project work or any part thereof.

              3.3.6 Bechtel acknowledges that it is Bechtel's responsibility to hire all personnel for the proper and diligent prosecution of all DC Project work, and Bechtel shall use its best efforts to maintain labor peace for the duration of all DC Projects. If a labor dispute occurs on a DC Project that is within Bechtel's control, then Bechtel shall not be entitled to any increase in the Budgeted Cost for such DC Project.

              3.3.7 Bechtel shall require that all of Bechtel's employees, Subcontractors, Subconsultants and their agents and employees, and other persons performing portions of any DC Project work under a contract with Bechtel, perform the DC Project work in a safe manner and in compliance with all applicable Laws and Contract Documents.

       3.4    LABOR AND MATERIALS.

              3.4.1 Bechtel shall provide all labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of a DC Project, whether temporary or permanent, and whether or not incorporated or to be incorporated into the DC Project. Bechtel shall check all materials and labor entering into a DC Project and shall keep full detailed accounts thereof.

              3.4.2 Bechtel shall enforce strict discipline and good order among Bechtel's employees, Subcontractors, Subconsultants and other persons carrying out the Contract. Bechtel shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

              3.4.3 Neither Bechtel nor any Subcontractor or Subconsultant shall incorporate into a DC Project any materials (i) to which it does not hold sole and exclusive title, (ii) against which there is any claim by a manufacturer or other entity, or (iii) which are encumbered by any lien, charge or security interest other than vendor's liens incurred in the ordinary course of business prior to Webvan's payment for the materials involved. Bechtel shall be solely responsible for all materials specified by the Contract Documents which are delivered to a DC Property. Any materials delivered to a DC Property, which are not to be used in or incorporated into the DC Project work under the Contract Documents, shall be forthwith removed from the DC Property and Bechtel shall be solely responsible for all costs incurred with respect to such materials.

              3.4.4 After a Notice to Proceed for a DC Project has been executed, Bechtel shall not substitute products in place of those specified in the Contract Documents for such DC Project without Webvan's prior written approval, it being understood that any such substitution requests are required to be submitted by Bechtel prior to the execution of a Notice to Proceed.

              3.4.5  By making requests for substitutions based on Subparagraph
3.4.4 above, Bechtel:

                     3.4.5.1 Represents that Bechtel has personally investigated the proposed substitute product and determined that it is equal or superior in all respects to that specified;

                     3.4.5.2 Represents that Bechtel will provide the same warranty for the substitute product that Bechtel would for the product originally specified;

                     3.4.5.3 Certifies that the cost data presented is complete and includes all related costs and/or savings under the Notice to Proceed, and waives all claims for additional costs related to the substitution; and

                     3.4.5.4 Will coordinate the installation of the accepted substitute to ensure that the DC Project work will be complete in all respects.

       3.5 TAXES. For each of the DC Projects, Bechtel shall pay, subject to reimbursement under Section 2.5.5.7 of the Contract, sales, use and similar taxes for any DC Project work or portions thereof provided by Bechtel.

       3.6    PERMITS, FEES AND NOTICES.

              3.6.1 Bechtel shall obtain all permits, licenses and certificates of inspection, use and occupancy required for each DC Project. Bechtel shall furnish Webvan with copies of all permits, licenses and certificates of inspection, use and occupancy obtained during the course of all DC Project work.


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

              3.6.2 Bechtel shall comply with and give all notices required by any Laws bearing on performance of any DC Project work.

              3.6.3 Bechtel shall comply with all Laws applicable to the performance of all DC Project work, including, without limitation, the employment of labor.

              3.6.4 Bechtel shall send all notices, make all necessary arrangements, and provide all labor and materials, required to protect and maintain in operation all public utilities serving a DC Property as required for or affected by DC Project work.

       3.7    RESERVED.

       3.8    RESERVED.

       3.9    BECHTEL'S CONSTRUCTION SCHEDULES.

              3.9.1 Bechtel shall include as an exhibit to each Notice to Proceed for a DC Project a construction schedule for such DC Project work (the "CONSTRUCTION SCHEDULE") which shall be prepared in consultation with Webvan. The Construction Schedule shall be updated and revised at appropriate intervals as required by the DC Project, shall be related to the entire DC Project to the extent required by the Contract Documents for such DC Project, shall provide for expeditious and practicable execution of the DC Project work, and shall not modify or extend critical dates (milestones) without the prior approval of Webvan in each instance.

              3.9.2 Bechtel shall prepare, not later than twenty (20) days after each date of Subcontractor award for a trade, a shop drawing schedule which shall include a complete list of suppliers and fabricators, under contract items to be purchased from the suppliers or fabricators, time required for fabrication and the scheduled delivery dates for each item to be purchased. As soon as available, Bechtel shall furnish copies of purchase orders to Webvan.

              3.9.3 Bechtel shall prepare any additional reports that Webvan may reasonably request considering the size, type and complexity of such DC Project and the DC Project work.

              3.9.4 Bechtel shall prepare and keep current a schedule of submittals which shall be coordinated with Bechtel's Construction Schedule and allows Webvan reasonable time to review submittals.

              3.9.5 Bechtel shall hold weekly progress meetings at the applicable DC Property, or at such other time and frequency as Webvan reasonably requests, and Bechtel shall keep written minutes of each such meeting, and distribute true and correct copies of the same to Webvan promptly following each such meeting. At each such meeting, progress of the DC Project work shall be reported in detail with reference to the Construction Schedule.

              3.9.6 Bechtel acknowledges that, independent of Bechtel's schedule requirements, Webvan may retain the services of a scheduling consultant at Webvan's expense. Bechtel shall cooperate with any such scheduling consultant at Webvan's direction with regard to the preparation of any DC Project schedule.



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

       3.10   DOCUMENTS AND SAMPLES AT THE DC PROPERTY.

              3.10.1 Bechtel shall maintain at each DC Property, for Webvan, one
(1) record copy of the Construction Documents, drawings and specifications, addenda, Change Orders and other modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved shop drawings, product data, samples and similar required submittals. These shall be delivered to Webvan upon completion of the DC Project work. They shall be signed by Bechtel, certifying that they show complete and accurate "as-built" conditions, stating sizes, kind of materials, vital piping, conduit locations and similar matters.

              3.10.2 Bechtel shall maintain all approved permit drawings in a manner which allows access to governmental inspectors and other authorized agencies.

       3.1    SHOP DRAWINGS, PRODUCT DATA AND SAMPLES.

              3.1.1 Shop drawings are drawings, diagrams, schedules and other data specially prepared for DC Project work by a Subcontractor to illustrate some portion of a DC Project.

              3.1.2 Product data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by Bechtel to illustrate materials or equipment for some portion of a DC Project.

              3.1.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which a DC Project will be judged.

              3.1.4 Shop drawings, product data, samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate, for those portions of a DC Project for which submittals are required, the way Bechtel proposes to conform to the information given and the design concept expressed in the Contract Documents.

              3.1.5 Bechtel shall review and approve and submit to Webvan, if and when requested by Webvan, shop drawings, product data, samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in any DC Project work or in the activities of Webvan or of separate contractors.

              3.1.6 Bechtel shall perform no portion of any DC Project work requiring submittal and review of shop drawings, product data, samples or similar submittals until the respective submittal has been approved by Webvan, if such approval right is provided in any Contract Document or has been requested by Webvan through a Change Order Request. Such DC Project work shall be in accordance with approved submittals.

              3.1.7 By approving and submitting shop drawings, product data, samples and similar submittals, Bechtel represents that Bechtel has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the applicable DC Project work and Contract Documents.

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

              3.1.8 Bechtel shall not be relieved of responsibility for deviations from requirements of the Contract Documents by Bechtel's or Webvan's approval of shop drawings, product data, samples or similar submittals.

              3.1.9 Bechtel shall assemble for Webvan's approval three (3) complete copies, in loose-leaf binders, of all operating and maintenance data from all manufacturers whose equipment is or will be installed in each DC Project. Bechtel shall also prepare a checklist or schedule showing the type of lubricant to be used at each point of application, and the intervals between lubrication for each item of equipment.

       3.2    USE OF PROPERTY.

              3.2.1 Bechtel shall confine operations at each DC Property to areas permitted by Laws, permits and the Contract Documents and any applicable lease of such DC Property, and shall not unreasonably burden any DC Property with materials. In performing any DC Project work, Bechtel shall not cause or allow water, dust, noxious vapors, noise, or other intrusions to go beyond the boundaries of the applicable DC Property in any manner that would constitute a nuisance or a violation of Law.

              3.2.2 Bechtel shall assure free, convenient, unencumbered and direct access to properties neighboring a DC Property for the owners of such properties and their respective tenants, agents, invitees and guests.

       3.3    CUTTING AND PATCHING.

              3.3.1 Bechtel shall be responsible for cutting, fitting or patching required to complete all DC Project work or to make its parts fit together properly.

              3.3.2 Bechtel shall not damage or endanger a portion of any DC Project work, or fully or partially completed construction of Webvan or separate contractors, by cutting, patching or otherwise altering such construction, or by excavation. Bechtel shall not cut or otherwise alter such construction by Webvan or a separate contractor except with written consent of Webvan and of such separate contractor, such consent to be timely and not to be unreasonably withheld. Bechtel shall not unreasonably withhold from Webvan or a separate contractor consent to cutting or otherwise altering any DC Project work.

       3.4    CLEANING UP.

              3.4.1 Bechtel shall keep each DC Property and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of a DC Project, Bechtel shall remove from and about the DC Property waste materials, rubbish, Bechtel's tools, construction equipment, machinery and surplus materials. Bechtel shall maintain streets and sidewalks around each DC Property in a clean condition. Bechtel shall remove all spillage and tracking arising from the performance of the DC Projects from such areas, and shall establish a regular maintenance program of sweeping and hosing to minimize accumulation of dirt and dust upon such areas.

              3.4.2 If Bechtel fails to clean up as provided in any of the Contract Documents, Webvan may do so and the cost thereof shall be charged to Bechtel.

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

              3.4.3 Bechtel shall be responsible for broken glass, and at the completion of a DC Project shall replace such damaged or broken glass. Bechtel shall remove all labels and shall wash and polish both sides of all glass.

              3.14.4 In addition to general broom cleaning, Bechtel shall perform the following final cleaning for all trades:

                     3.14.4.1 Remove temporary protections;

                     3.14.4.2 Remove marks, stains, fingerprints and other soil or dirt from painted, decorated and natural-finished woodwork and other DC Project work;

                     3.14.4.3 Remove spots, plaster, soil and paint from ceramic tile, marble and other finished materials, and wash or wipe clean;

                     3.14.4.4 Clean fixtures, cabinet work and equipment and remove stains, paint, dirt and dust, and leave same in undamaged, new condition;

                     3.14.4.5 Clean aluminum in accordance with recommendations of the manufacturer; and

                     3.14.4.6 Clean resilient floors thoroughly with a well-rinsed mop containing only enough moisture to clean off any surface dirt or dust, and buff dry by machine to bring the surfaces to sheen.

       3.5 ACCESS TO WORK. Bechtel shall provide Webvan access to all DC Project work in preparation and progress wherever located.

       3.6 ROYALTIES AND PATENTS. Bechtel shall pay, subject to reimbursement under Section 2.5.5.8 of the Contract, all royalties and license fees. Bechtel shall defend suits or claims for infringement of patent rights (except as regards Webvan's property IP Rights or infringements by any Subcontractor that Webvan has specified as the only subcontractor that Bechtel is authorized to engage to provide the particular services, material or equipment) and shall, in accordance with Section 8.16 of the Contract, indemnify, defend, protect and hold harmless Webvan from any claim, damage, loss, cause of action or liability on account thereof, and shall be responsible for the same when a particular design, process or product of a particular manufacturer or manufacturers is required by any of the Contract Documents.

       3.7    RESERVED.

       3.8    LENDER AND LANDLORD REQUIREMENTS.

              3.8.1  Intentionally omitted.

              3.8.2 If Webvan's landlord or lender (if any) for a DC Project shall designate an inspecting architect or other representative, Bechtel shall cooperate with such inspecting architect or representative to the fullest extent possible.

       3.9    LABOR RELATIONS.

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

              3.9.1 If Bechtel has entered into any labor agreements covering work at any DC Property, Bechtel shall comply with all of the terms and conditions of those labor agreements, including, without limitation, the procedure contained therein for resolution of jurisdictional disputes. Should there be picketing on any DC Property and if it becomes necessary for Webvan to establish a reserved gate for Bechtel's purposes, and Webvan establishes such gate, Bechtel shall continue the proper performance of the DC Project work, without interruption or delay, using such gate.

              3.9.2 By its execution of the Contract, Bechtel acknowledges that Webvan has reserved the right to contract with non-union contractors for work on each of the DC Projects. If Webvan elects to contract with any non-union contractors for any DC Project work which is not part of the Contract, Bechtel shall cooperate reasonably with Webvan.

              3.9.3 If, notwithstanding the foregoing, it becomes necessary to establish a separate gate because of labor problems related to Webvan's use of non-union labor, Webvan shall bear the direct cost of such gate, and any delay related to the same which is not reasonably within the control of Bechtel shall be treated as an Excusable Delay in accordance with Section 2.5.13 of the Contract.

                                    ARTICLE 4
                                    RESERVED


                                    ARTICLE 5
                                 SUBCONTRACTORS

       5.1    DEFINITIONS.

              5.1.1 The term "SUBCONTRACTOR" is defined in the Contract and is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor. As used herein, a "SEPARATE CONTRACTOR" shall mean a third-party contractor hired directly by Webvan.

              5.1.2 A subcontractor to a Subcontractor (or "SUB-SUBCONTRACTOR") is included within the definition of "Subcontractor" for purposes of the Contract Documents.

       5.2 AWARD OF SUBCONTRACTS FOR PORTIONS OF THE WORK. Webvan may require Bechtel to change any Subcontractor, whether or not such Subcontractor was previously approved by Webvan, for a DC Project and, if at such time Bechtel is not in default under the Contract, the Budgeted Cost for such DC Project shall be increased or decreased by the difference in cost, and the Project Schedule shall be adjusted, if necessary, to take into account any delay, occasioned by such change.

       5.3    SUBCONTRACTUAL RELATIONS.

              5.3.1 Each Subcontract shall preserve and protect the rights of Webvan under the Contract Documents with respect to all DC Project work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights. Where appropriate, Bechtel shall require each Subcontractor to enter into similar agreements with its respective Sub-Subcontractors. Bechtel shall



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

make available to each proposed Subcontractor, prior to the execution of the Subcontract, copies of any Contract Documents to which the Subcontractor will be bound.

              5.3.2 Notwithstanding any provision of Subparagraph 5.3.1, any part of any DC Project work performed for Bechtel by a Subcontractor shall be pursuant to a written Subcontract between Bechtel and such Subcontractor (or the Subcontractor and its sub-subcontractor at any tier), which shall, in addition to the applicable requirements set forth in the Contract, contain provisions that:

                     5.3.2.1 Require that such DC Project work be performed in strict accordance with the requirements of the Contract Documents, including, without limitation, the labor and employment provisions thereof;

                     5.3.2.2 Waive all rights the contracting parties may have against one another or that the Subcontractor may have against Webvan for damages caused by fire or other perils covered by the insurance described in the Contract Documents or which is otherwise covered by property insurance;

                     5.3.2.3 Require the Subcontractor to carry and maintain insurance coverage in accordance with the Contract Documents, and to file certificates of such coverage with Bechtel;

                     5.3.2.4 Require the Subcontractor to submit certificates and unconditional waivers of Mechanics' Liens for the DC Project work completed by it and by its Sub-Subcontractors to the extent included in the current and in any previous progress payments as a condition to the disbursement of the progress payment next due and owing;

                     5.3.2.5 Require submission to Bechtel or Subcontractor, as the case may be, of Applications for Payment, together with clearly defined invoices and billings supporting all such applications under each Subcontract to which Bechtel is a party;

                     5.3.2.6 Report, as far as practicable, unit prices, mark-ups for overhead and profit, and any other feasible formula for use in the determination of costs of changes in the DC Project work;

                     5.3.2.7 Require each Subcontractor to furnish to Bechtel in a timely fashion all information necessary for the preparation and submission of the reports required herein;

                     5.3.2.8 Require that each Subcontractor continue to perform under its Subcontract if the Contract is terminated, and permit Webvan to take an assignment of such Subcontract and request such Subcontractor to continue such performance;

                     5.3.2.9 Require each Subcontractor to remove all debris created by its activities (unless Bechtel has otherwise made reasonable arrangements for the removal of such debris);

                     5.3.2.10 Require that each Subcontractor warrant the DC Project work and materials supplied and/or installed by them in the same manner and for the same period as is required of Bechtel under the Contract and other Contract Documents or in such broader manner and for such longer period as may be required by the Construction Documents, drawings and specifications, in



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

which case the additional warranties obtained from such Subcontractor shall be passed through to Webvan for Webvan's benefit;

                     5.3.2.11 Require each Subcontractor to coordinate its respective DC Project work with all adjacent work and all other trades so as to facilitate the general progress of the overall DC Project, and require each Subcontractor to afford all other contractors every reasonable opportunity to install other work and materials; and

                     5.3.2.12 Require each Subcontractor to perform its portion of the DC Project work in a safer manner and in compliance with all applicable Laws.

                                    ARTICLE 6
                          CONSTRUCTION BY WEBVAN OR BY
                              SEPARATE CONTRACTORS

       6.1    WEBVAN'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE
CONTRACTS.

              6.1.1 During the performance of any DC Project work, Webvan reserves the right to perform construction or operations related to such DC Project with Webvan's own forces, and to award separate contracts in connection with other portions of a DC Project or other construction or operations on any DC Property under conditions of contract identical or substantially similar to these General Conditions. If Bechtel claims that delay or additional costs have been incurred by Bechtel as a result of actions by Webvan's separate contractors, Bechtel shall make such claims as provided elsewhere in the Contract Documents for such DC Project.

              6.1.2 Webvan, at its option, either (i) shall provide for coordination of the activities of Webvan's own forces and of each separate contractor with the DC Project work of Bechtel, who shall cooperate with them, or (ii) shall require that Bechtel provide for such coordination, which Bechtel shall perform when directed by Webvan to do so. Bechtel shall participate with other separate contractors and Webvan in reviewing their respective construction schedules when directed by Webvan to do so.

       6.2    MUTUAL RESPONSIBILITY.

              6.2.1 Bechtel shall afford Webvan and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate Bechtel's construction and operations with theirs as required by the Contract Documents.

              6.2.2 If any part of Bechtel's DC Project work depends for proper execution or results upon construction by Webvan or a separate contractor, Bechtel shall, prior to proceeding with that portion of such DC Project work, promptly inspect such construction and report to Webvan apparent discrepancies or defects detected by Bechtel in such other construction that would render it unsuitable for such proper execution and results. Failure of Bechtel to so report any detected discrepancies or defects shall preclude Bechtel from making claims for adjustment to cost or schedule resulting from such discrepancies or defects.

              6.2.3  Intentionally omitted.

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

              6.2.4  Intentionally omitted.

       6.3 WEBVAN'S RIGHT TO CLEAN UP. If a dispute arises among Bechtel, separate contractors and Webvan as to the responsibility under their respective contracts for maintaining the applicable DC Property and surrounding area free from waste materials and rubbish as described in Paragraph 3.14, Webvan may clean up and allocate the cost among those responsible in Webvan's reasonable discretion.

                                    ARTICLE 7
                             PAYMENTS AND COMPLETION

       7.1    SUBSTANTIAL COMPLETION.

              7.1.1  Intentionally omitted.

              7.1.2 When Bechtel considers that a DC Project, or any portion thereof which Webvan agrees to accept separately, is Substantially Complete, Bechtel shall prepare and submit to Webvan a comprehensive proposed "PUNCH LIST" of items to be completed or corrected. Bechtel shall proceed promptly to complete and correct all items on the Punch List. Webvan's acceptance of such proposed Punch List or any failure to include an item on such Punch List will not alter the responsibility of Bechtel to complete all DC Project work in accordance with the Contract Documents. Upon receipt of Bechtel?s Punch List, Webvan will make an inspection to determine whether the DC Project work or designated portion thereof is Substantially Complete. When a DC Project or designated portion thereof is Substantially Complete, Bechtel shall prepare a Certificate of Substantial Completion which shall (i) establish the date of Substantial Completion, and (ii) fix the time within which Bechtel shall finish all items on the Punch List accompanying the Certificate of Substantial Completion. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the DC Project work or designated portion thereof unless otherwise provided in the Contract Documents.

       7.2 PARTIAL OCCUPANCY OR USE. Immediately prior to partial occupancy or use of a DC Project, Webvan and Bechtel shall jointly inspect the area to be occupied in order to determine and record the condition of the DC Project work.

       7.3    FINAL COMPLETION AND FINAL PAYMENT.

              7.3.1 Upon receipt of written notice that a DC Project is ready for final inspection and acceptance, and upon receipt of a Final Application for Payment, Webvan will promptly make such inspection.

              7.3.2 Acceptance of Final Payment by Bechtel or a Subcontractor shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of Final Application for Payment.

              7.3.3 Webvan may withhold a reasonable sum from payments otherwise payable to Bechtel until Bechtel delivers to Webvan record Construction Documents, drawings and specifications, addenda, Change Orders and other modifications maintained at the DC Property pursuant to Subparagraph 3.10.1, and the warranties, instructions and maintenance manuals required to be furnished pursuant to Subparagraph 3.11.9, and a final statement of the Cost of the Work for the DC



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

Project allocated in accordance with the Budgeted Cost for such DC Project and in a form approved by Webvan's lender, if any.

                                   ARTICLE 8
                       PROTECTION OF PERSONS AND PROPERTY

       8.1    HAZARDOUS MATERIALS.

              8.1.1 If there is any conflict between the provisions of this Paragraph 8.1 and the provisions of Section 8.15 of the Contract, then the provisions of the Contract shall control.

              8.1.2 If during the course of the work Bechtel encounters on any DC Property material reasonably believed to be a hazardous material not placed at the DC Property by Bechtel or by any Subcontractor or by any person under the control of either of them, Bechtel shall immediately stop DC Project work in the area affected and report the condition to Webvan in writing. The DC Project work in the affected area shall not thereafter be resumed except by written agreement of Webvan and Bechtel.

              8.1.3 Bechtel shall not be required to perform, without Bechtel's consent, any DC Project work relating to hazardous materials not placed at the DC Property by Bechtel or any Subconsultant or Subcontractor or any person under the control of any of them.

              8.1.4 Neither Bechtel nor any Subconsultant or Subcontractor shall cause or permit, without the prior written consent of Webvan, any hazardous material to be brought upon any DC Property or used in any DC Project work, other than reasonable amounts of such materials as are necessary for the performance of Construction Services. Bechtel and each Subconsultant and Subcontractor shall comply with all Laws regarding the use, storage, transportation, exposure of employees to, and disposal of, hazardous materials brought onto any DC Property by them or any of them. If the foregoing obligations are breached, or if the presence of a hazardous material brought on any DC Property by Bechtel or its Subconsultants or Subcontractors results in contamination of any DC Property, which contamination has not been caused by Webvan or its separate subcontractors or landlords, then, without limiting any of Bechtel's other indemnity obligations, Bechtel shall indemnify, defend, protect and hold Webvan, and it employees, agents, and landlords harmless from any and all claims which arise as a result of the breach of such obligation or such contamination. This indemnification of Webvan by Bechtel includes, without limitation, costs incurred by Webvan in connection with any investigation of any DC Property, or any clean-up, remedial, removal, or restoration work required by any federal, state or local governmental authority because of hazardous materials present in the soil or ground water on or under any DC Property. Any claim by Webvan for indemnification under this provision shall be subject to the express limitations of liability set forth in the Contract and must be brought within four (4) years after the date of Substantial Completion of the applicable DC Project, and in any event no later than four (4) years after the date of termination of this Contract.

              8.1.5 As used in this Paragraph 8.1 and in the Contract, the term "HAZARDOUS MATERIAL" shall mean any hazardous or toxic substance or material or radioactive material which is or becomes regulated by any local, state or federal governmental authority.

       8.2    SAFETY OF PERSONS AND PROPERTY.



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

              8.2.1 Bechtel shall be responsible for initiating, maintaining, supervising and enforcing all safety precautions and programs in connection with the performance of all of the DC Project work, and prior to performing any of the Construction Services for a DC Project, Bechtel shall prepare a written safety program manual for each such DC Project (the "BECHTEL SAFETY MANUAL"). Bechtel shall take reasonable precautions, and shall similarly require its Subcontractors and Subconsultants to take reasonable precautions, for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

                     8.2.1.1 Employees on any DC Project and other persons who may be affected thereby;

                     8.2.1.2 Each of the DC Projects and materials and equipment to be incorporated therein or used in connection therewith, whether in storage on or off a DC Property, under care, custody or control of Bechtel or the Subcontractors; and

                     8.2.1.3 Other property at a DC Property or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

              8.2.2 Bechtel shall give all notices required by and shall comply with all applicable Laws bearing on safety of persons or property or their protection from damage, injury or loss.

              8.2.3 Bechtel shall erect and maintain, as required by existing conditions and performance of a DC Project, reasonable safeguards for safety and protection of persons and property, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying the owners and users of adjacent sites and utilities.

              8.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of any DC Project work, Bechtel shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

              8.2.5  Intentionally omitted.

              8.2.6 Bechtel shall designate responsible and qualified members of Bechtel's organization whose duties shall include the maintenance of site health and safety.

              8.2.7 Bechtel shall not load or permit any part of the construction or any DC Property to be loaded so as to endanger its safety.

              8.2.8 Bechtel assumes all risk of loss of, or damage to, its materials or equipment and the materials and equipment of its Subcontractors and employees due to theft or vandalism regardless of any available insurance. Until incorporated into a DC Project, all materials ordered by Bechtel or any of its Subcontractors which are delivered to a DC Property shall be the responsibility of Bechtel, who shall provide for the care, protection and security of such materials. Bechtel shall bear the risk of loss with respect to such materials until they are incorporated into the DC Project work. Bechtel shall furnish any watchman or other security services reasonably required to protect the DC Project work.

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              8.2.9  Bechtel shall maintain all DC Project work, materials and equipment free from injury or damage from rain, wind, storms, frost or heat. If adverse weather makes it impossible to continue operations safely in spite of weather precautions, Bechtel shall cease such DC Project work and notify Webvan of such cessation. Bechtel shall not permit open fires on any DC Property.

              8.2.10 On each DC Property, Bechtel shall protect adjoining private or municipal property and shall provide barricades, temporary fences, and covered walkways required to protect the safety of passers-by, as required by prudent construction practices, Laws, or the Contract Documents.

              8.2.11 In addition to its other obligations pursuant to this
Article 8, Bechtel shall, at its sole cost and expense, promptly repair any damage or disturbance to walls, utilities, sidewalks, curbs and the property of third parties (including municipalities) caused by Bechtel or any of its Subcontractors.

       8.3 EMERGENCIES. In an emergency affecting safety of persons or property, Bechtel shall act, at Bechtel's reasonable discretion, to prevent threatened damage, injury or loss.

                                    ARTICLE 9
                        UNCOVERING AND ACCEPTANCE OF WORK

       9.1    UNCOVERING OF WORK.

              9.1.1 If a portion of any DC Project work is covered contrary to requirements specifically expressed in the Contract Documents, it must, if required in writing by Webvan or any governmental authority, be uncovered for their observation and be replaced, at Bechtel's expense, without change in the applicable Contract Time. Bechtel will establish a mutually acceptable procedure for inspection of all DC Project work which will be covered by other DC Project work.

              9.1.2 If a portion of any DC Project work has been covered which Webvan or any governmental authority has not specifically requested to observe prior to its being covered, Webvan may request to see such DC Project work and it shall be uncovered by Bechtel. If such DC Project work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to Webvan. If such DC Project work is not in accordance with the Contract Documents, Bechtel shall pay such costs if the condition was caused by Bechtel's failure to perform the work in accordance with the Contract Documents; if caused by Webvan or a separate contractor of Webvan, then Webvan shall be responsible for payment of such costs.

       9.2    RESERVED.

       9.3 ACCEPTANCE OF NONCONFORMING WORK. If Webvan, in its sole discretion, elects to accept any completed portion of DC Project work which is not in accordance with the requirements of the Contract Documents for such DC Project, Webvan may do so instead of requiring its removal and correction, in which case the Approved Cost of the Work for such DC Project will be reduced as appropriate and equitable.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

       10.1   COMPLIANCE WITH LOCAL LAWS.

              10.1.1 Historical lack of enforcement of any local Law shall not constitute a waiver of Bechtel's responsibility for compliance with such Law in a manner consistent with the Contract Documents for a DC Project unless and until Bechtel has received written consent for the waiver of such compliance from Webvan and the agency responsible for the local Law enforcement.

       10.2   TESTS AND INSPECTIONS.

              10.2.1 Tests, inspections and approvals of portions of any DC Project work required by Contract Documents or by Laws shall be made at an appropriate time. At Webvan's election, Webvan shall contract with one or more independent testing or laboratory entities to conduct inspections and/or tests of the DC Project work. Bechtel shall give Webvan timely notice of when and where tests and inspections are to be made so Webvan (if so requested by Webvan) may observe such procedures.

              10.2.2 If Webvan or public authorities having jurisdiction determine that portions of any DC Project work require additional testing, inspection or approval not included under Subparagraph 10.2.1, Webvan will instruct Bechtel to make arrangements for such additional testing, inspection or approval by an entity acceptable to Webvan, and Bechtel shall give timely notice to Webvan of when and where tests and inspections are to be made so Webvan (if so requested by Webvan) may observe such procedures.

              10.2.3 If such procedures for testing, inspection or approval under Subparagraphs 10.2.1 and 10.2.2 reveal failure of the portions of any DC Project work to comply with requirements established by the applicable Contract Documents, Bechtel shall bear all costs made necessary by such failure including those of repeated procedures and compensation for any necessary third party services and expenses, including the cost of re-testing for verification of compliance if necessary, until the DC Project work in question complies with the requirements of the Contract Documents.

              10.2.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by Bechtel and promptly delivered to Webvan.

              10.2.5 Tests or inspections conducted pursuant to any of the Contract Documents shall be made promptly to avoid unreasonable delay in the DC Project work.

              10.2.6 Bechtel shall furnish, promptly, all facilities, labor and materials necessary to permit safe, thorough and convenient inspection and testing as required in the Contract Documents. Bechtel shall pay any costs of inspection or testing when material and workmanship is not ready for such inspection or testing at the time specified in the Contract Documents or mutually agreed to in advance, unless otherwise agreed to by the parties.

                                 APPENDIX 2.5.3

                            GENERAL WORK REQUIREMENTS

                                  (CATEGORIES)

                  I.        JOBSITE ADMINISTRATION
                 II.        SURVEY/LAYOUT
                III.        TEMPORARY FACILITIES
                 IV.        TEMPORARY UTILITIES
                  V.        SAFETY AND HEALTH
                 VI.        CLEAN-UP
                VII.        MISCELLANEOUS EQUIPMENT
               VIII.        SITE CONDITIONS
                 IX.        PERMITS, TAXES, INSURANCE
                  X.        OTHER

       The above list describes only the general categories of the General Work Requirements. Prior to establishing the Budgeted Cost for a DC Project, Webvan and Bechtel shall agree upon a schedule setting forth a more detailed, line item description of each of the above categories and the estimated General Work Requirements Amount. Once such schedule and the estimated General Work Requirements Amount have been signed by both Webvan and Bechtel, they shall be deemed to be incorporated into this Appendix 2.5.3 and shall become a part of this Contract to the same extent as if they had been originally set forth herein.

                                 APPENDIX 5.1.2

                               UNIT RATE SCHEDULE


PAYROLL                SAN FRANCISCO HOME OFFICE     ALL OTHER OFFICES
CLASSIFICATION         UNIT RATES                        UNIT RATES

31                     $[*]                                $[*]
30                     $[*]                                $[*]
29                     $[*]                                $[*]
28                     $[*]                                $[*]
27                     $[*]                                $[*]
26                     $[*]                                $[*]
25                     $[*]                                $[*]
24                     $[*]                                $[*]
23                     $[*]                                $[*]
22                     $[*]                                $[*]
21                     $[*]                                $[*]
H                      $[*]                                $[*]

The Program Director, Deputy Program Director, Program Contracts Manager, and Project Managers will typically have payroll classifications of 29, 30 or 31.

Construction Managers will typically have payroll classifications of 28, 29 or 30.

Site Managers and Design Managers will typically have payroll classifications of 27, 28 or 29.

Project Engineers will typically have payroll classifications of 26, 27, 28 or 29.

Construction Superintendents and Project Contracts Managers will typically have payroll classifications of 26, 27 or 28.

Construction Supervisors will typically have payroll classifications of 26 or 27.

Cost and Schedule Engineers will typically have payroll classifications of 24, 25, 26 or 27.

Administration and clerical personnel will typically have payroll classifications of 21, 22, 23 or 24.




*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  APPENDIX 5.8

                                 Form of Warrant

                                 APPENDIX 7.1.1

                             INSURANCE REQUIREMENTS


       1. Amounts of Coverage. As a material part of the consideration for this Contract, Bechtel agrees, for Webvan's benefit, that Bechtel shall maintain amounts and types of insurance coverages as follows and that Webvan shall be named as an additional insured thereunder:

              1.1 Commercial General Liability. Commercial General Liability insurance with respect to or in any way related to the Project. Such insurance shall contain all coverage customarily found in such policies of insurance, including, endorsements or other provisions covering products and completed operations, covering the contractual liabilities contained in this Contract (if insurable), and including employees as additional insureds. This coverage should be at least as broad as the Insurance Service Office ("ISO") occurrence form CG 000110 1993 or 1996 edition. Such insurance shall have a per occurrence limit of Two Million Dollars ($2,000,000) for all damages arising out of the bodily and/or personal injuries to or death of one or more persons, and for all damages to or destruction of tangible property, including loss of use resulting therefrom, in any one occurrence, and subject to that limit, where applicable, an annual aggregate limit of Two Million Dollars ($2,000,000). The limits of such insurance shall apply on a per-site basis. Each Subcontractor and Subconsultant shall also be required to maintain the coverage described in this
Section 1.1.

              1.2 Umbrella Liability. Umbrella liability insurance including the coverages required in Paragraph 1.1 above and Paragraphs 1.3 and 1.5 below, with limits of Twenty Million Dollars ($20,000,000) per site.

              1.3 Commercial Auto Liability. Auto Liability, comprehensive or business automobile form at least as broad as ISO form CA 0001, covering "any auto" (hired, owned or non-owned) of One Million Dollars ($1,000,000) per accident. Each Subcontractor and Subconsultant shall also be required to maintain the coverage described in this Section 1.3.

              1.4 Worker's Compensation. Worker's Compensation covering all employees of Bechtel performing services under this Contract and complying with all laws of the state in which each of the DC Projects is located. Each Subcontractor and Subconsultant shall also be required to maintain the coverage described in this Section 1.4.

              1.5 Employer's Liability. Employers' Liability covering employees of Bechtel performing services under this Contract providing a limit of One Million Dollars ($1,000,000). Each Subcontractor and Subconsultant shall also be required to maintain the coverage described in this Section 1.5.

              1.6 Valuable Papers and Records. Property insurance covering valuable papers that will insure all documentation produced or used in connection with the Project in an amount of One Million Dollars ($1,000,000), with coverage provided against "Special Form" perils.

       2. Additional Insurance. In addition to the insurance policies required above, Webvan shall have the right to require additional insurance policies, additional or increased limits of coverage in existing policies of insurance, and additional endorsements, including, without limitation, project-specific liability insurance, builder's risk and property damage insurance, and contractor's bonds. Such additional insurance shall be in such amounts, on such policy forms, and with such carriers as Webvan may reasonably require. Within five (5) days after written request by Webvan at any time after the execution of this Contract, Bechtel shall procure and deliver to Webvan, at Webvan's expense, one or more commitments or binders for insurance, in form and content satisfactory to Webvan, issued by insurance carrier(s) satisfactory to Webvan, assuring that such carrier(s) will be obligated, upon payment of the required premium, to issue for Webvan's benefit such additional insurance as may be requested by Webvan. The premiums and all other costs to obtain any such additional insurance requested by Webvan shall be reimbursed by Webvan to Bechtel at cost.

                                  APPENDIX 8.10

                               CONFIDENTIALITY AND
                             NONDISCLOSURE AGREEMENT

       THIS CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT (this "Agreement") is made and entered into as of July 8, 1999, by and between WEBVAN GROUP, INC. (formerly known as Intelligent Systems for Retail, Inc.), a California corporation ("WEBVAN"), and BECHTEL CORPORATION, a Nevada corporation ("BECHTEL").

       1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

              1.1 "CONFIDENTIAL INFORMATION" shall mean [*]. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure to Bechtel by Webvan; (ii) becomes publicly known and made generally available after disclosure to Bechtel by Webvan through no action or inaction of Bechtel or any of its Subcontractors or Subconsultants (as defined in the Contract); or (iii) was independently developed by Bechtel or by third parties without reliance upon any information or Data that would otherwise constitute Confidential Information hereunder.

              1.2. "CONTRACT" shall mean that certain Contract for Turnkey Design/Build Construction and Related Services dated July 8, 1999, by Webvan and Bechtel.

              1.3. "DATA" shall mean all designs, plans, models, drawings, prints, samples, transparencies, specifications, reports, manuscripts, working notes, documentation, manuals, photographs, negatives, tapes, disks, databases, software, works of art, inventions, discoveries, components, and any Contract Documents (as defined in the Contract), or similar items.

              1.4 "DEVELOPED DATA" shall mean all Data prepared or developed by or for Bechtel or any of its Subcontractors or Subconsultants pursuant to the Contract, including, without limitation, all Contract Documents (as defined in the Contract).

              1.5 "IP RIGHTS" shall mean all intellectual property rights, copyrights, design rights, patents, and other similar invention rights, trademarks, trade names, service marks, trade secrets, and all applications for and rights in or to any of the foregoing.

              1.6 "WEBVAN DATA" shall mean all information and all Data now or hereafter owned or prepared by or for Webvan, including, without limitation, all Developed Data, relating to [*], and all inventions, discoveries and improvements relating to Webvan's business (including, without limitation, any information relating to the manufacturing techniques, processes, formulas, designs, "look and feel", logos, developments and experimental work or work-in-progress), and all formulas, devices and compilations of information

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(including customer lists), which are used in or related to Webvan's business. Without limiting the generality of the foregoing, Webvan Data shall include all information and Data now or hereafter owned or prepared by or for Webvan relating to [*].

         2. Limited Use Bechtel shall not use any Confidential Information for any purpose except as expressly authorized in the Contract. Bechtel shall not disclose any Confidential Information to third parties or to employees of Bechtel, except to (i) those employees, Subcontractors, or Subconsultants who are required to have the Confidential Information to perform services expressly authorized under the Contract and then only to the extent reasonably necessary to permit such employees, Subcontractors, and Subconsultants to perform such services, and (ii) those government officials, Webvan landlords and bidders for Subcontracts to whom Bechtel is required to disclose such Confidential Information to enable Bechtel to perform such services and then only to the extent reasonably necessary to enable Bechtel to perform such services. Bechtel shall not reverse engineer, disassemble or decompile any prototypes, software, data or other tangible objects which embody any Confidential Information and which are provided to Bechtel under the Contract.

         3. Maintenance of Confidentiality. Bechtel shall hold and keep all Confidential Information strictly confidential. Bechtel shall take all reasonable measures to protect the secrecy, and avoid disclosure and unauthorized use, of all Confidential Information. Without limiting the foregoing, Bechtel shall develop and strictly adhere to secrecy and security protocols and procedures reasonably acceptable to Webvan. Bechtel shall use its best efforts to ensure that all employees having access to Confidential Information comply with the terms of this Agreement; Bechtel shall cause all such employees, Subcontractors, and Subconsultants to sign a non-disclosure agreement reasonably acceptable to Webvan prior to any disclosure of Confidential Information to such employees, Subcontractors, or Subconsultants. Bechtel shall reproduce Webvan's proprietary rights notices on any copies of Confidential Information, in the same manner in which such notices were set forth in or on the original. Bechtel shall immediately notify Webvan in the event of any unauthorized use or disclosure of any Confidential Information of which Bechtel becomes aware. In the event Bechtel is compelled to disclose Confidential Information pursuant to the order or requirement of a court, administrative agency, or other governmental body, Bechtel shall provide prompt notice thereof to Webvan and shall use best efforts to obtain a protective order or otherwise prevent public disclosure of such information, and in any event shall disclose only that portion of the Confidential Information that is required to be disclosed pursuant to such order or requirement.

         4. Notification of Disclosure. Bechtel shall immediately notify Webvan of any unauthorized disclosure of Confidential Information of which Bechtel becomes aware. Bechtel shall, at Bechtel's sole cost and expense, take all reasonable steps necessary to recover any Confidential Information improperly disclosed by Bechtel or its employees, and Bechtel shall use its best efforts to minimize any further dissemination of such Confidential Information and any damages to Webvan resulting from such improper disclosure.

         5. Return of Materials. All documents, Data, and other tangible objects containing or representing Confidential Information and all copies thereof shall be and remain at all times the property of Webvan and shall promptly be returned to Webvan or destroyed by Bechtel upon termination or expiration of the Contract or upon Webvan's request. Bechtel shall, however, have the right to maintain one copy of the

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

foregoing solely for Bechtel's archive files, subject to the terms, restrictions and conditions of this Agreement.

         6. No License. Nothing in this Agreement is intended to grant any rights to Bechtel or any Subcontractor or Subconsultant under any IP Rights of Webvan, nor shall this Agreement grant Bechtel any rights in or to Confidential Information except as expressly set forth herein.

         7. Equitable Relief. Bechtel acknowledges that the damages that Webvan will incur as a consequence of any breach by Bechtel or any of its employees, Subcontractors, or Subconsultants of this Agreement will be irreparable and may not readily be capable of calculation. Accordingly, to the fullest extent permissible by law and without limiting any other rights or remedies that may be available to Webvan, Webvan shall be entitled, as a matter of right, to equitable relief to protect Webvan's interests, including, but not limited to, preliminary and permanent injunctive relief. Bechtel hereby consents to, and shall require that its Subcontractors and Subconsultants consent to, the issuance by any court of competent jurisdiction of both temporary and permanent injunctions in the event of such breach or threatened breach restraining and prohibiting Bechtel and its Subcontractors and Subconsultants, and their respective agents and representatives, from violating any of the provisions of this Agreement.

         8. Miscellaneous. This Agreement shall survive the expiration or earlier termination of the Contract until the later of (i) the [*] anniversary of the date of this Agreement, or (ii) the [*] anniversary of the date the Contract is terminated in its entirety. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall be governed by the laws of the State of California, without reference to conflict of laws principles. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision hereof. This Agreement may not be amended, nor any term or condition hereof waived, except by a writing signed by both parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement. In any action arising under or in connection with this Agreement, the prevailing party in such action shall be awarded, in addition to other legal or equitable relief, its reasonable costs and expenses and reasonable attorneys' fees. If all or any portion of any provision of this Agreement as applied to any party or any circumstance shall be ruled by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) that provision or the remaining portions of that provision as applied to any parties or circumstances or any other provision of this Agreement or the validity or enforceability of this Agreement as a whole, all of which shall be enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WEBVAN GROUP, INC.                          BECHTEL CORPORATION

By:      /S/ LOUIS H. BORDERS               By:     /S/ D. DONLY
   ---------------------------------           ---------------------------------
Name:    LOUIS BORDERS                      Name:    D. DONLY
     -------------------------------             -------------------------------
Title:   CHAIRMAN & CEO                     Title:   PRESIDENT N.A. REGION
      ------------------------------              ------------------------------


                                      -3-